SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                General Motors Corporation
 .................................................................
       (Name of Registrant as Specified In Its Charter

                General Motors Corporation
 .................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500  per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       .............................................................

    2) Aggregate number of securities to which transaction applies:

       .............................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    4) Proposed maximum aggregate value of transaction:

       .............................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ..............................................................

    2) Form, Schedule or Registration Statement No.:

       ..............................................................

    3) Filing Party:

       ..............................................................

    4) Date Filed:

       ..............................................................

                                           GENERAL MOTORS

                                           Notice of Annual Meeting
                                           of Stockholders
                                           and Proxy Statement


             [GM LOGO]

        Annual Meeting
          June 6, 2000
         Hotel du Pont
 11th & Market Streets
  Wilmington, Delaware

                               4000-PS-00

                           GENERAL MOTORS CORPORATION
                            NOTICE OF ANNUAL MEETING

                                                                  April 18, 2000

Dear Stockholder:

     We are pleased to invite you to attend the annual meeting of General Motors stockholders which will be held at 9:30 a.m. local time on Tuesday, June 6, 2000, at the Hotel du Pont, 11th & Market Streets, Wilmington, Delaware.

     PURPOSE OF THE MEETING -- As set forth in the attached Proxy Statement, the meeting will be held for the following purposes:

     ITEM NO. 1--to elect 13 directors;

     ITEM NO. 2--to ratify the selection of independent public accountants for
                 2000;

     ITEM NO. 3--to increase the number of authorized shares of Class H Common
                 Stock;

     ITEMS NO. 4 THROUGH 9--to act upon 6 stockholder proposals (if they are properly presented at the meeting).

     VOTING -- If you are a holder of record of Common Stock, $1 2/3 par value ("Common Stock"), or Class H Common Stock, $0.10 par value ("Class H Common Stock"), as of the close of business on April 7, 2000, you are entitled to vote at the meeting. Please read the attached Proxy Statement carefully for information on the matters that the meeting will consider and vote on.

     For this year's annual meeting, General Motors again is providing you the additional options of voting your proxy by telephone or the Internet. Stockholders can vote by calling a toll-free number, by using the Internet, or you can choose to mail your signed proxy card to GM's tabulator in the envelope provided. If you choose to vote electronically, your voting instructions will be confirmed before your telephone or Internet connections terminate.

     Delaware law requires that a list of all stockholders entitled to vote at the 2000 annual meeting be available for examination. Such a list will be available at the offices of Richards, Layton & Finger, One Rodney Square, 920 King Street, 2nd Floor, Wilmington, Delaware, for ten days before the meeting, between 9:00 a.m. and 5:00 p.m., and during the annual meeting.

     FORMAT OF THE 2000 ANNUAL MEETING -- We plan to conduct a short meeting focused on business items, including electing directors, voting on management and stockholder proposals, and related discussion. After that, we will provide time for your questions and comments.

     If you plan to attend the annual meeting, please enclose a note with your proxy to request tickets. As a stockholder you may order two admission tickets. If you hold your stock through a broker, please bring evidence of ownership to the meeting and we will provide you with admission tickets. To permit as many stockholders as possible to participate, only stockholders or valid proxy holders may speak at the meeting. If you have voted electronically and wish to attend the meeting, please use the return envelope provided to order your tickets, but do not enclose your proxy. Please include your return address so we can mail the tickets to you. If you do not receive your tickets by mail, you may request tickets at the door. To make certain that there is enough room for everyone who wants to attend, we strongly urge you to obtain your tickets in advance.

     STOCKHOLDER COMMUNICATIONS -- In addition to the annual meeting, we will continue to hold our regional Stockholder Forums. These meetings provide a less formal way for you to discuss General Motors with top management. Information on these meetings will be announced in Stockholder News. Also, we will continue to provide you with information about the Corporation as well as your individual accounts through our toll-free number, 1-800-331-9922. You can also receive information about your GM stock and the Corporation on GM's Web site at www.gm.com.

     IF YOU VOTE BY MAIL, PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY/ VOTING INSTRUCTION CARD. IF YOUR VOTE IS THE SAME AS THE BOARD OF DIRECTORS' RECOMMENDATIONS, YOU DO NOT HAVE TO MARK ANY BOXES. JUST SIGN AND DATE THE PROXY/VOTING INSTRUCTION CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                   Cordially,

           /s/ Nancy E. Polis                   /s/ John F. Smith, Jr.
                 Secretary              Chairman and Chief Executive Officer

                               TABLE OF CONTENTS

General Information for Stockholders                                     Page
  Proxy Procedure......................................................    ii
  Proxy Statement Proposals............................................    ii
  Directors............................................................   iii
  Selecting Candidates to Serve on the Board of Directors..............   iii
  Director Compensation................................................   iii
  Committees of the Board of Directors.................................    iv

Proxy Statement
  ITEM NO. 1--Nomination and Election of Directors.....................     2
  Information about Nominees for Directors.............................     3
  Report of the Executive Compensation Committee.......................    10
  Executive Compensation Tables........................................    15
  Report of the Audit Committee........................................    24

  ITEM NO. 2--  Ratification of the selection of Deloitte & Touche
                LLP as independent public accountants for the
                year 2000.............................................     25

  ITEM NO. 3--   Approval of amendment to the Certificate of
                 Incorporation of General Motors Corporation to
                 increase the number of authorized shares of Class H
                 Common Stock.........................................     25

  ITEM NO. 4--   Stockholder proposal regarding disclosure of
                 executive officer compensation.......................     27

  ITEM NO. 5--   Stockholder proposal to limit director pay...........     28

  ITEM NO. 6--   Stockholder proposal to nominate at least two
                 candidates for each Board position...................     28

  ITEM NO. 7--   Stockholder proposal to adopt a cumulative voting
                 policy...............................................     30

  ITEM NO. 8--   Stockholder proposal regarding independent directors
                 on key Board committees..............................     33

  ITEM NO. 9--   Stockholder proposal regarding an independent
                 analysis of each item published in the proxy
                 statement............................................     35

  Expenses of Solicitation............................................     37

  Other Matters.......................................................     38

  Exhibit A -- Text of the Audit Committee Charter....................    A-1

                      GENERAL INFORMATION FOR STOCKHOLDERS

PROXY PROCEDURE

     Although you may not be able to attend the annual meeting in person, you have the opportunity to vote by using the proxy solicited by the Board of Directors, which is enclosed with this document. After you sign and return your proxy form or vote by telephone or the Internet, the Proxy Committee will vote your shares according to your instructions. You can indicate your choices by marking the enclosed proxy. If you sign and return your proxy and do not specify a choice, your shares will be voted as the Board of Directors has recommended. If you prefer, you may also vote by ballot at the annual meeting, which will cancel any proxy you previously gave.

     By signing and returning the proxy forms or by voting electronically, you will authorize the Proxy Committee to vote your shares of common stock as you direct and on any proposals that General Motors does not know about now but that may be presented properly at the meeting. The Proxy Committee is composed of four executive officers of the Corporation; J. F. Smith, Jr., H. J. Pearce,
G. R. Wagoner, Jr., and J. M. Losh, each of whom is authorized to act on behalf of the Committee.

     As a matter of policy, General Motors believes your vote should be private. Therefore, we use an independent specialist to receive, inspect, count, and tabulate proxies. Representatives of the independent specialist also act as judges at the annual meeting.

PROXY STATEMENT PROPOSALS

     At the annual meeting each year, the Board of Directors will submit its nominees for election as directors. In addition, GM's By-laws require that at each annual meeting the stockholders approve the independent public accountants selected by the Audit Committee and the Board of Directors. The Board of Directors also may submit other matters for your approval at the annual meeting.

     In addition to these matters presented by the Board of Directors, you may be asked to vote on one or more stockholder proposals. We have been asked from time to time why the Board opposes the stockholder proposals included in the Proxy Statement.

     THE BOARD DOES NOT DISAGREE WITH ALL STOCKHOLDER PROPOSALS SUBMITTED TO THE CORPORATION. WHEN WE AGREE WITH A PROPOSAL AND THINK IT IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS, IT USUALLY CAN BE IMPLEMENTED WITHOUT A STOCKHOLDER VOTE. THE STOCKHOLDER PROPOSALS THAT APPEAR IN THE PROXY STATEMENT ARE ONLY THOSE WITH WHICH THE BOARD OF DIRECTORS DISAGREES AND BELIEVES IT MUST OPPOSE IN FULFILLING ITS OBLIGATIONS TO REPRESENT AND SAFEGUARD THE BEST INTERESTS OF STOCKHOLDERS AS A WHOLE.

     The deadline for including a proposal in the Corporation's Proxy Statement for the 2001 Annual Meeting is December 20, 2000. Any proposals intended to be presented at the 2001 meeting must be received by the Corporation on or before that date. Please send proposals to the Secretary, General Motors Corporation, 300 Renaissance Center, P.O. Box 300, MC 482-C38-B71, Detroit, Michigan 48265-3000.

DIRECTORS

     The Board of Directors held a total of nine meetings in 1999. It is currently composed of 16 members. Charles T. Fisher III and John G. Smale are not standing for reelection pursuant to the Director Retirement Policy. Ann D. McLaughlin and Louis W. Sullivan are also not standing for reelection at their request. If you elect all 13 nominees at the 2000 annual meeting, the Board will be composed of 10 directors who have never been employed by General Motors and three who are currently officers of the Corporation. Of the 13 nominees, Nobuyuki Idei was elected a director since the last annual meeting, and Lloyd D. Ward has not previously been a director of the Corporation.

     In addition to being members of the Board, most directors served on one or more of its seven standing Committees, which cover a total of 43 memberships. (Please refer to "Committees of the Board of Directors" commencing on page iv for information concerning each Committee's responsibility and current membership.) Directors spend a considerable amount of time preparing for Board and Committee meetings and, from time to time, are called upon for their counsel between meetings. In 1999, average attendance at Board and Committee meetings was 94%.

SELECTING CANDIDATES TO SERVE ON THE BOARD OF DIRECTORS

     Under the Corporation's By-laws, each year prior to the annual meeting of stockholders the Committee on Director Affairs recommends the Board's nominees to serve as GM directors for the next year. The Board is soliciting proxies to elect these individuals. Except for John F. Smith, Jr., Harry J. Pearce, and
G. Richard Wagoner, Jr., who are employees of the Corporation, all candidates nominated by the Board of Directors have been determined to be "Independent Directors" as defined under Section 2.12 of the Corporation's By-laws. (If you would like a copy of GM's By-laws, please write to the Secretary, General Motors Corporation, 300 Renaissance Center, P.O. Box 300, MC 482-C38-B71, Detroit, Michigan 48265-3000.)

     To recommend an individual for Board membership, write to the Secretary at the address given above. If you intend to nominate a candidate for director at the annual meeting or to introduce any other matter (aside from a stockholder proposal under Rule 14a-8 of the Securities and Exchange Commission's proxy rules, which is discussed on page ii), you must give the Corporation written notice. Such notice must be received by the Secretary of the Corporation not more than 180 days and not less than 120 days before the date of the annual meeting. For the 2001 Annual Meeting, such notice must be received between December 7, 2000 and February 6, 2001.

DIRECTOR COMPENSATION

     Only non-employee directors receive payment for serving on the Board. Since Messrs. Smith, Pearce, and Wagoner are employees of the Corporation, they are not compensated as directors. Non-employee directors are not eligible to participate in the executive incentive program, Savings-Stock Purchase Program, or any of the Retirement Programs for General Motors employees. Other than as described in this section, there are no separate benefit plans for directors. Compensation paid to non-employee directors is as follows:

    * Annual retainer                --   $ 120,000 (a)
    * Retainer for Committee chair   --   $   5,000
    * Per diem for special services  --   $   1,000

(a) Under the General Motors Compensation Plan for Non-Employee Directors (the "Plan"), non-employee directors are required to defer $60,000 of the above annual retainer in restricted units of GM common stocks or stock options valued at $60,000. In addition, under the Plan directors may also elect to defer all or a portion of the remaining compensation in cash or units of GM common stocks.

     Restricted Stock Units under the Plan are credited with dividend equivalents in the form of additional stock units of the same class. Amounts deferred under the Plan are generally not available until after the director retires from the Board at age 70. After the director leaves the Board, payment under the Plan is made in cash based on the number of stock units and the market price of the related GM common stocks at the time of payment.

     Mr. John G. Smale is Chair of the Board's Executive Committee, for which he is paid $300,000 annually. In this capacity he serves as an ex-officio member of each of the standing committees of the Board. Pursuant to the director retirement policy, Mr. Smale is not standing for reelection.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE met four times in 1999. The Committee reviews the scope and results of the audits, the notice and application of accounting principles, and the effectiveness of internal controls. In its oversight role, it assures that management fulfills its responsibilities in preparing the financial statements. All members of the Audit Committee are independent directors as defined by the Corporation's By-laws and New York Stock Exchange rules.

Membership:     Dennis Weatherstone (Chair)             Ann D. McLaughlin              John G. Smale
                John H. Bryan                           Eckhard Pfeiffer               Louis W. Sullivan
                Karen Katen

     CAPITAL STOCK COMMITTEE met three times in 1999. The Committee oversees the relationship between General Motors and its wholly owned subsidiary, Hughes Electronics Corporation, to ensure that transactions between the two companies are in the best interests of each corporation and are fair to the holders of both classes of GM's common stock.

Membership:     Eckhard Pfeiffer (Chair)                Ann D. McLaughlin              Dennis Weatherstone
                John H. Bryan                           John G. Smale

     COMMITTEE ON DIRECTOR AFFAIRS met four times in 1999. The Committee researches and recommends candidates for membership on the Board and conducts continuing studies of the size, composition, and compensation of the Board. The Committee is also responsible for periodically reviewing GM's guidelines for corporate governance and proposing improvements.

Membership:     J. Willard Marriott, Jr. (Chair)        Charles T. Fisher III          Karen Katen
                Thomas E. Everhart                      George M. C. Fisher            John G. Smale

     EXECUTIVE COMMITTEE met three times in 1999. The members of the Committee are the chairs of the other standing Committees, plus the chair of the Committee, who is designated by the Board and cannot be the chair of any other standing Committee. The chair is also an ex-officio member of each of the other standing Committees of the Board. Between Board meetings, the Committee can exercise all of the powers and authority of the entire Board.

Membership:     John G. Smale (Chair)                   J. Willard Marriott, Jr.       Eckhard Pfeiffer
                John H. Bryan                           Ann D. McLaughlin              Dennis Weatherstone
                Charles T. Fisher III

     EXECUTIVE COMPENSATION COMMITTEE met six times in 1999. The Committee determines the compensation of senior executives, including all officers of the Corporation, and approves any benefit or incentive compensation plan of the Corporation or its major subsidiaries which affects employees subject to its review. The members of the Committee are not eligible to participate in any of the compensation plans or programs it administers.

Membership:     John H. Bryan (Chair)                   J. Willard Marriott, Jr.       Dennis Weatherstone
                George M. C. Fisher                     John G. Smale

     INVESTMENT FUNDS COMMITTEE met three times in 1999. The Committee serves as the named fiduciary of all GM's and its subsidiaries' benefit plans governed by the Employee Retirement Income Security Act (ERISA).

Membership:     Charles T. Fisher III (Chair)           George M. C. Fisher            John G. Smale
                Percy N. Barnevik                       J. Willard Marriott, Jr.       John F. Smith, Jr.

     PUBLIC POLICY COMMITTEE met four times in 1999. The Committee fosters GM's commitment to operate its business worldwide in a manner consistent with the rapidly changing demands of society. Matters reviewed by this Committee include research and development, automotive safety, environmental matters, diversity, health care, trade, and economic development. The Committee provides public policy guidance to management to support GM's progress in growing the business globally within the framework of GM's core values.

Membership:     Ann D. McLaughlin (Chair)               Charles T. Fisher III          John G. Smale
                Percy N. Barnevik                       Karen Katen                    Louis W. Sullivan
                Thomas E. Everhart

                          GENERAL MOTORS CORPORATION
      300 RENAISSANCE CENTER, P.O. BOX 300, DETROIT, MICHIGAN 48265-3000

   PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 6, 2000

     This Proxy Statement is provided in connection with the solicitation of proxies, by order of the Board of Directors of General Motors Corporation, to be used at the annual meeting of stockholders of the Corporation. The accompanying proxy card enclosed with this Statement represents your holdings of Common Stock and Class H Common Stock in the registered account name shown. We expect that this Proxy Statement and the enclosed proxy will be mailed on or after Tuesday, April 18, 2000, to each stockholder entitled to vote.

     Using the proxy card, you may give instructions to grant or withhold authority to vote for election of all the Board of Directors' nominees, or any individual nominee, and to vote for or against, or abstain from voting upon, each of the eight proposals. After you have signed and returned the enclosed proxy card, you may revoke it at any time until it is voted at the annual meeting, by sending a written notice of revocation or a subsequent proxy card, voting subsequently by telephone or Internet, or voting in person at the annual meeting. The shares represented by a proxy will be voted unless the proxy card is received late or in a form that cannot be voted.

     If you participate in stock plans for current or former General Motors employees -- the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the "GM S-SPP"), the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States (the "GM PSP"), the General Motors Canadian Savings-Stock Purchase Program, the Delphi Automotive Systems stock plans for employees -- Delphi Automotive Systems Corporation Savings-Stock Purchase Program for Salaried Employees in the United States (the "Delphi S-SPP"), the Delphi Personal Savings Plan for Hourly Rate Employees in the United States (the "Delphi PSP"), the Hughes Non-Bargaining Employees Thrift and Savings Plan (the "Hughes Non-Bargaining Plan"), the Hughes Bargaining Employees Thrift and Savings Plan (the "Hughes Bargaining Plan"), the Saturn Individual Savings Plan for Represented Members (the "Saturn ISP"), the GMAC Mortgage Corporation Savings Incentive Plan or the ASEC Manufacturing Savings Plan -- your proxy card will also serve as a voting instruction for the Trustees, plan committees or independent fiduciaries of those plans. If you do not provide instructions via your proxy card with respect to stock in the GM S-SPP, the Delphi S-SPP, the Hughes Non-Bargaining Plan and the Hughes Bargaining Plan, those shares may be voted by the Trustee, plan committee or independent fiduciary at its discretion. If you do not provide instructions via your proxy card with respect to stock held in the GM PSP, the Delphi PSP and the Saturn ISP, the shares will not be voted. If you do not provide instructions for the stock held in the ASEC Manufacturing Savings Plan, the shares will be voted in the same ratio as those for which directions have been received.

     If you participate in any of these plans or maintain other accounts under more than one name (e.g., with and without a middle initial), you may receive more than one set of proxy materials. To be sure that all shares are counted, you must sign and return every proxy card you receive or alternatively vote all these shares by telephone or the Internet.

     Brokers, dealers, banks, voting trustees, and their nominees who want a supply of the Corporation's proxy soliciting material to send to beneficial owners should write to:

                            General Motors Corporation
                            c/o Morrow & Co., Inc.
                            445 Park Avenue, 5th Floor
                            New York, NY 10022-2606

     The Board of Directors designated April 7, 2000, as the record date for determining stockholders entitled to vote at the annual meeting. On that date,
the Corporation had             shares of Common Stock and             shares of
Class H Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote, and each share of Class H Common Stock entitles the holder to 0.6 vote.

     Except for Item 1, or otherwise noted, each proposal in this Proxy Statement will be approved if it receives a majority of the votes present, either in person or by proxy, at the meeting. Item 1, the election of directors, is somewhat different: the 13 candidates who receive the most votes will be elected to the 13 available memberships on the Board. If you return a signed proxy form or attend the meeting but choose to abstain from voting on any proposal, you will be considered present at the meeting and not voting in favor of the proposal. Since most proposals pass only if they receive favorable votes from a majority of votes present at the meeting, the fact that you are abstaining and not voting in favor of a proposal will have the same effect as if you had voted against the proposal. (In contrast, a "broker non-vote," where a broker withholds authority to cast a vote as to a certain proposal, is deemed not present at the meeting with regard to that proposal.)

                                   ITEM NO. 1
                      Nomination and Election of Directors

     The Proxy Committee will vote your shares for the 13 nominees described in the following section unless you withhold such authority. Each director will serve until the next annual election of directors and until a successor is elected and qualified or until the director's earlier resignation or removal. If any nominees for directors become unavailable, which we do not anticipate, the Board of Directors may decrease the number of directors to be elected or designate substitute nominees, who would receive the votes of the Proxy Committee.

     Pursuant to the Director Retirement Policy of the Board of Directors, Charles T. Fisher III and John G. Smale are not standing for reelection. Additionally, Ann D. McLaughlin and Louis W. Sullivan have requested that they not be included among the nominees for reelection.

     Mr. Fisher joined the General Motors Board of Directors in 1972 while serving as President, National Bank of Detroit. He is currently Chair of the Investment Funds Committee and a member of the Committee on Director Affairs, the Executive Committee, and the Public Policy Committee.

     Mr. Smale joined the General Motors Board of Directors in 1982 while serving as President and Chief Executive, the Procter & Gamble Company. He is currently Chair of the Executive Committee and is an ex-officio member of the Audit, Capital Stock, Director Affairs, Executive Compensation, Investment Funds, and Public Policy Committees.

     Ms. McLaughlin joined the General Motors Board of Directors in 1990 while serving as Visiting Fellow and member of the Board of Trustees, the Urban Institute, which followed her service as U.S. Secretary of Labor from 1987-1989. Ms. McLaughlin is currently chair of the Public Policy Committee and a member of the Audit Committee, the Capital Stock Committee, and the Executive Committee.

     Dr. Sullivan joined the General Motors Board of Directors in 1993 while serving as President, Morehouse School of Medicine, which followed his service as U.S. Secretary of Health and Human Services from 1989-1993. Dr. Sullivan is currently a member of the Audit Committee and Public Policy Committee.

     Of the nominees in the following section, Nobuyuki Idei was elected a director of General Motors since the last annual meeting of stockholders, and Lloyd D. Ward has not previously been a director of the Corporation.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS

     The following information about each nominee's principal occupation or employment and other affiliations and about the Common Stock and Class H Common Stock beneficially owned at February 29, 2000, has been furnished to the Corporation by the nominees for directors. In addition to the affiliations mentioned on the following pages, the nominees are active in many local and national cultural, charitable, professional, and trade organizations.

PERCY N.       AGE  59  JOINED GM BOARD 1996   COMMITTEES -- Investment
BARNEVIK                                       Funds, Public Policy

               Chairman, ABB Ltd., Zurich, Switzerland, serving electric power generation, transmission, and distribution customers as well as industrial and environmental control markets DIRECTORSHIPS -- ABB Ltd., Chairman of Investor AB, Chairman of AstraZeneca PLC, and Chairman of Sandvik AB
               AFFILIATIONS -- Representative of the European Commission to the ASEM (Asia-Europe) Vision Group, Chairman of the EU Enlargement Work Group, Member of the World Economic Forum Foundation Board, European Round Table of Industrialists, the Advisory Board of the Council on Foreign Relations, the Center for Strategic and International Studies, The Business Council, Advisory Councils at the Graduate Business School of Stanford University, Wharton School of Business Administration, and Humboldt University (Berlin)

JOHN H.        AGE  63  JOINED GM BOARD 1993   COMMITTEES -- Executive
BRYAN                                          Compensation (Chair), Audit,
                                               Capital Stock, Executive

               Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago, IL
               DIRECTORSHIPS -- Sara Lee Corporation, BP Amoco Corporation p.l.c., Bank One Corporation, and Goldman Sachs Group Inc. AFFILIATIONS -- Member of The Business Roundtable and The Business Council, President's Committee on the Arts and Humanities; Chairman, National Trust Council of the National Trust for Historic Preservation; Member of the Board and past Chairman of Catalyst; Trustee of the University of Chicago and life Trustee of Rush-Presbyterian-St. Luke's Medical Center; Chairman of the Board of Trustees of the Art Institute of Chicago

THOMAS E.      AGE  68  JOINED GM BOARD 1989   COMMITTEES -- Director
EVERHART                                       Affairs, Public Policy

               President Emeritus and Professor of Electrical Engineering and Applied Physics, California Institute of Technology, Pasadena, CA
               DIRECTORSHIPS -- Hughes Electronics Corporation, Saint-Gobain Company, Reveo, Inc., Raytheon Company, and Agilent Technologies
               AFFILIATIONS -- Member of the Board of Trustees of California Institute of Technology; Member of the Board of Directors of Electric Power Research Institute (EPRI) and the Corporation for National Research Initiatives (CNRI); Senior Scientific Advisor to the W. M. Keck Foundation; Member of National Academy of Engineering Council; Council on Competitiveness; Former Chairman of General Motors Science Advisory Committee; Member of the Harvard College Board of Overseers.


GEORGE M. C.   AGE  59  JOINED GM BOARD 1996   COMMITTEES -- Director
  FISHER                                       Affairs,
                                               Executive Compensation,
                                               Investment Funds

               Chairman of the Board, Eastman Kodak Company, Rochester, NY, since December 1, 1993. Held additional office of Chairman, President and Chief Executive Officer (December 1993-January
               1997) and Chairman and Chief Executive Officer (January 1997-January 2000)
               DIRECTORSHIPS -- Eastman Kodak Company, AT&T Corporation, and Delta Air Lines, Inc.
               AFFILIATIONS -- Member of The Business Council, and President's Advisory Committee for Trade Policy and Negotiations


NOBUYUKI IDEI  AGE  62  JOINED GM BOARD 1999

               President and Chief Executive Officer, Sony Corporation, Tokyo, Japan, since June 1999. Held office of Co-Chief Executive Officer (1998-99), President and Representative Director (1995-98) and Managing Director (1994 -95) DIRECTORSHIPS -- Sony Corporation and AB Electrolux

KAREN KATEN    AGE  50  JOINED GM BOARD 1997   COMMITTEES -- Audit, Director
                                               Affairs, Public Policy

               President of U.S. Pharmaceuticals, Pfizer Inc., New York, NY and Executive Vice President of the global Pfizer Pharmaceuticals Group, since 1995 and Corporate Senior Vice President, since 1999
               DIRECTORSHIPS -- Harris Corporation
               AFFILIATIONS -- Member of the International Council of J.P. Morgan & Co., Incorporated and the Pharmaceutical Research and Manufacturers Association of America, Member of the Board of the National Pharmaceutical Council, Trustee of the University of Chicago and council member of the Graduate School of Business; Member of the Board of the National Alliance for Hispanic Health, the American Bureau for Medical Advancement in China, the Columbia University School of Nursing Board of Visitors, the Women's Forum, Inc., the United Way Tri-State, Catalyst, and National Board of Trustees of American Cancer Society Foundation


J. WILLARD     AGE  68  JOINED GM BOARD 1989   COMMITTEES -- Director Affairs
MARRIOTT, JR.                                  (Chair), Executive, Executive
                                               Compensation, Investment Funds

               Chairman and Chief Executive Officer, Marriott International, Inc., Washington, DC; President (October 1993-March 1997) DIRECTORSHIPS -- Marriott International, Inc. and Host Marriott Corporation
               AFFILIATIONS -- Director of the Naval Academy Endowment Trust; Serves on Board of Trustees of the National Geographic Society and Board of Directors of Georgetown University; Member of the Executive Committee of The World Travel & Tourism Council and The Business Council


HARRY J.       AGE  57  JOINED GM BOARD 1996
PEARCE
               Vice Chairman, Board of Directors since January 1, 1996, with responsibility for Corporate Relations and Diversity, Economics, the Enterprise Activities Group, Environment and
               Energy, Government Relations, Office of the Secretary,
               Corporate Strategy and Knowledge Development, Allison
               Transmission Division, Electro-Motive Division and Hughes
               Electronics Corporation; Executive Vice President (1994-95);
               Executive Vice President and General Counsel
               (1992-94); Joined General Motors Corporation in 1985
               DIRECTORSHIPS -- Hughes Electronics Corporation, Marriott
               International, Inc., and MDU Resources Group, Inc.
               AFFILIATIONS -- Member, U.S. Air Force Academy's Board of
               Visitors, Northwestern University School of Law's Law Board;
               Trustee of Northwestern University and Howard University;
               Member of The Conference Board

ECKHARD        AGE  58  JOINED GM BOARD 1996   COMMITTEES -- Capital Stock
PFEIFFER                                       (Chair), Audit, Executive

               Chairman, Intershop Communications AG/Inc., an e-commerce company that develops software for Internet service providers, and Chairman, ricardo.de AG (since 1999); President and Chief Executive Officer, Compaq Computer Corporation, Houston, Texas (1991-99)
               DIRECTORSHIPS -- Bell Atlantic Corporation and Hughes Electronics Corporation
               AFFILIATIONS -- Serves on Advisory Board of Deutsche Bank; Member of the Board of Trustees, Southern Methodist University and Executive Board of the Cox School of Business-Southern Methodist University


 JOHN F.       AGE  62  JOINED GM BOARD 1990   COMMITTEE -- Investment Funds
SMITH, JR.
               Chairman, General Motors Corporation since January 1, 1996,
               Chief Executive Officer (1992-May 31, 2000) and President
               (1992-98); Joined General Motors Corporation in 1961
               DIRECTORSHIPS -- Hughes Electronics Corporation and The
               Procter & Gamble Company
               AFFILIATIONS -- Co-Chairman of The Business Roundtable, and member of The Business Council and U.S.-Japan Business
               Council; Chairman of Catalyst; Member of the Chancellor's
               Executive Committee of the University of Massachusetts; Board of Trustees, Boston University; Board of The Nature
               Conservancy


G. RICHARD     AGE  47  JOINED GM BOARD 1998
WAGONER, JR.
               Chief Executive Officer and President (effective June 1, 2000) with responsibility for the strategic and operational leadership of General Motors; President and Chief Operating
               Officer (October 1998-May 31, 2000) with responsibility for
               GM's global automotive activities; Chair of the GM Automotive
               Strategy Board; Executive Vice President and President GM's
               North American Operations (July 1994-October 1998); Executive
               Vice President and Chief Financial Officer (1992-94); Joined
               General Motors Corporation in 1977
               AFFILIATIONS -- Chairman of the Board of Visitors for Duke
               University's Fuqua School of Business; Chairman of the Society of Automotive Engineers (SAE) VISION 2000 Executive
               Committee; Member, Board of Trustees for Detroit Country
               Day School

LLOYD D. WARD  AGE  51

               Chairman and Chief Executive Officer, Maytag Corporation, Newton, Iowa, since August 1999; President and Chief Operating Officer (1998-99); Executive Vice President and President Maytag Appliances (1996-98); President, PepsiCo's Central Division of Frito-Lay (1992-96)
               DIRECTORSHIPS -- Maytag Corporation and J.P. Morgan & Co., Incorporated
               AFFILIATIONS -- Member, Executive Leadership Council, Washington, D.C. and American Society Corporate Executives


DENNIS         AGE  69  JOINED GM BOARD 1986   COMMITTEES -- Audit (Chair),
WEATHERSTONE                                   Capital Stock, Executive,
                                               Executive Compensation

               Retired Chairman of J. P. Morgan & Co., Incorporated and its subsidiary Morgan Guaranty Trust Company of New York DIRECTORSHIPS -- Air Liquide and Merck & Co., Inc. AFFILIATIONS -- Member of J. P. Morgan & Co., Incorporated International Council and The Business Council; President and Trustee of the Royal College of Surgeons Foundation, Inc., New York; Trustee of the Alfred P. Sloan Foundation; Independent member of the Board of Banking Supervision of the Financial Services Authority, London; Director of the Institute for International Economics

 SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS, AND CERTAIN OTHERS

     The beneficial ownership of all classes of common stock of the Corporation for each nominee for Director, each Named Executive Officer, and all current directors and officers of the Corporation as a group is shown in the following table. Information is as of February 29, 2000.

     Each of the individuals/groups listed below owns less than one percent of the outstanding shares and voting power of any class of common stock of the Corporation, except as follows:

     * State Street Bank and Trust Company (acting as trustee for various trusts and employee benefit plans) beneficially owns 12.3% of the outstanding shares and voting power of the Common Stock (10.8% of the combined voting power of the Common Stock and Class H Common Stock).

     * PRIMECAP Investment Management Co. beneficially owns 5.9% of the outstanding shares and voting power of the Class H Common Stock (0.7% of the combined voting power of the Common Stock and Class H Common Stock).

     * Hubbard Broadcasting, Inc. and Stanley S. Hubbard beneficially own 10.7% of the outstanding shares and voting power of the Class H Common Stock (1.3% of the combined voting power of the Common Stock and Class H Common Stock).

     In most cases, each individual has sole voting and investment power with respect to the shares he or she beneficially owns. Where this is not the case, voting and investment power is clarified in a footnote. The shares listed below do not include any Common Stock or Class H Common Stock held by the pension and profit sharing plans or endowment funds of other corporations or by educational and charitable institutions of which certain directors and officers serve as directors or trustees.

                                         Shares                Deferred
                                   Beneficially Owned         Stock Units           Total Shares
                                 -----------------------   -----------------   -----------------------
                                               Class H               Class H                 Class H
                                   Common       Common     Common    Common      Common       Common
          Directors                Stock        Stock       Stock     Stock      Stock        Stock
          ---------              ----------   ----------   -------   -------   ----------   ----------
                                     #            #           #         #          #            #
P. N. Barnevik (c)............       10,000          -0-     1,093       309       11,093          309
J. H. Bryan (c)...............        7,000          -0-     8,534       962       15,534          962
T. E. Everhart (d)............          400          -0-    13,026    11,543       13,426       11,543
G. M. C. Fisher (d)...........        5,000          -0-       760     3,821        5,760        3,821
N. Idei.......................        4,250          750       -0-       -0-        4,250          750
K. Katen (c)..................        4,000        1,000     2,197       461        6,197        1,461
J. W. Marriott, Jr. (c).......        1,000          -0-    11,179     6,050       12,179        6,050
H. J. Pearce (e)..............       54,407       40,060    33,356    12,238       87,763       52,298
E. Pfeiffer (d)...............        6,000          -0-     4,890     2,559       10,890        2,559
J. F. Smith, Jr. (e)..........      192,917       29,995    75,310    22,898      268,227       52,893
G. R. Wagoner, Jr. (e)........       68,808       12,665    34,126     9,312      102,934       21,977
L. D. Ward (f)................        1,000          -0-       -0-       -0-        1,000          -0-
D. Weatherstone (c)...........        6,000          -0-    24,542    11,709       30,542       11,709


                                 Total Value     Stock Options (b)
                                  of Common     --------------------
                                     and                     Class H
                                   Class H        Common     Common
          Directors               Shares(a)       Stock       Stock
          ---------             -------------   ----------   -------
                                      $             #           #
P. N. Barnevik (c)............        882,123          -0-       -0-
J. H. Bryan (c)...............      1,297,937        3,597       140
T. E. Everhart (d)............      2,417,871        2,395       140
G. M. C. Fisher (d)...........        900,426        3,597       140
N. Idei.......................        414,005          -0-       -0-
K. Katen (c)..................        648,130          -0-       -0-
J. W. Marriott, Jr. (c).......      1,658,353          -0-       -0-
H. J. Pearce (e)..............     13,003,372      502,221   152,851
E. Pfeiffer (d)...............      1,137,968        2,295       140
J. F. Smith, Jr. (e)..........     26,801,399    1,346,979       -0-
G. R. Wagoner, Jr. (e)........     10,488,377      586,838       -0-
L. D. Ward (f)................         76,060          -0-       -0-
D. Weatherstone (c)...........      3,739,848          -0-       -0-

                                         Shares                Deferred
                                   Beneficially Owned         Stock Units           Total Shares
                                 -----------------------   -----------------   -----------------------
                                               Class H               Class H                 Class H
                                   Common       Common     Common    Common      Common       Common
          Directors                Stock        Stock       Stock     Stock      Stock        Stock
          ---------              ----------   ----------   -------   -------   ----------   ----------
                                     #            #           #         #          #            #
    Other Named Executives
    ----------------------
J. M. Losh (e)................       14,164        6,237    20,449     4,888       34,613       11,125
R. L. Zarrella (e)............       32,955        1,595    10,153     1,057       43,108        2,652
All directors and officers
  of the Corporation as
  a group (e).................    1,075,258      165,032   555,584    98,226    1,630,842      263,258
State Street Bank and
  Trust Company...............   76,078,259          -0-       -0-       -0-   76,078,259          -0-
225 Franklin Street
Boston, MA 02110
PRIMECAP Investment
  Management Co...............          -0-    8,113,590       -0-       -0-          -0-    8,113,590
225 South Lake Ave. #400
Pasadena, CA 91101
Hubbard Broadcasting, Inc.
  and Stanley S. Hubbard......         -0--   14,733,614       -0-       -0-          -0-   14,733,614
3415 University Ave.
St. Paul, MN 55114

                                   Total Value       Stock Options (b)
                                    of Common     -----------------------
                                       and                       Class H
                                     Class H         Common       Common
    Other Named Executives          Shares(a)         Stock       Stock
------------------------------   -------------    -----------   --------
                                       $              #            #
J. M. Losh (e)................      3,978,790      368,569        -0-
R. L. Zarrella (e)............      3,599,686      219,101        -0-
All directors and officers
  of the Corporation as
  a group (e).................    155,896,061    6,993,199    181,976
State Street Bank and
  Trust Company...............  5,786,512,380          -0-        -0-
225 Franklin Street
Boston, MA 02110
PRIMECAP Investment
  Management Co...............    981,744,390          -0-        -0-
225 South Lake Ave. #400
Pasadena, CA 91101
Hubbard Broadcasting, Inc.
  and Stanley S. Hubbard......  1,782,767,294          -0-        -0-
3415 University Ave.
St. Paul, MN 55114

(a) The total value is based on the February 29, 2000 closing market prices of $76.06 for Common Stock and $121.00 for Class H Common Stock.

(b) This column reports the number of shares that may be acquired through exercise of stock options within 60 days from February 29, 2000. The shares reported in this column reflect adjustments to the original option grants resulting from the recapitalization of the Class H stock in December 1997 and spin-off of Delphi Automotive Systems in 1999. Additional information regarding stock options is provided on pages 17 and 18.

(c) Deferred Stock Units -- These amounts have been deferred under the General Motors Corporation Compensation Plan for Non-Employee Directors. For more information about this plan, please refer to the section on Director Compensation commencing on page iii.

(d) Deferred Stock Units -- Includes amounts described in footnote (c) above as well as amounts deferred under the Hughes Electronics Deferred Compensation Plan for Non-Employee Directors. The only material difference between the Hughes Plan and the General Motors Corporation Compensation Plan for Non-Employee Directors, is that all stock amounts are exclusively in Class H Common Stock.

(e) Shares beneficially owned include shares credited under the General Motors Savings-Stock Purchase Program ("GM S-SPP"). This program is available to all salaried employees and provides that participants may contribute up to 20% of eligible salary, subject to maximum limits established by the Internal Revenue Code ("IRC"). Deferred Stock Units include shares under the General Motors Benefit Equalization Plan-Savings ("BEP-S"). This Plan is a non-qualified "excess benefits" plan that is exempt from ERISA and the IRC limitations and provides executives with the full GM matching contribution without regard to the IRC limitations. Amounts credited under the Plan are maintained in share units of the Corporation's Common Stock. Following termination of employment, an employee may elect to receive a complete distribution of amounts in the BEP-S account, which will be paid in cash. Deferred units also include undelivered incentive awards that will vest upon the occurrence of certain events and that are subject to forfeiture under certain circumstances.

(f) Mr. Ward was nominated as a director on March 6, 2000. Information about Mr. Ward's stock ownership is as of March 31, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities law requires that the executive officers and directors of the Corporation must report to the SEC and the Corporation, within certain periods, how many shares of the Corporation's equity securities they own and if they conducted any transactions in that stock. Based upon information furnished by these stockholders, the Corporation believes that all required filings for 1999 and prior years have been timely made, except as follows. In 1999, H. R. Kutner, Group Vice President, Worldwide Purchasing, and J. F. Smith, Vice President and General Manager of GM's Service Parts Operations, each inadvertently filed one monthly report after the due date and P. Guarascio, Vice President and General Manager Advertising/Corporate Marketing, inadvertently reported two transactions after the due date. All transactions have now been reported.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee consists of Messrs. Bryan, G. M. C. Fisher, Marriott, Smale and Weatherstone. Mr. Marriott is the Chairman and Chief Executive Officer of Marriott International, Inc. Harry J. Pearce, an executive officer of the Corporation, is a director of Marriott International, Inc.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This is a report on the compensation paid to the Corporation's executives, including the Named Executive Officers. The Named Executive Officers for 1999 are:

        John F. Smith, Jr.........    Chairman of the Board of Directors and Chief Executive
                                      Officer ("CEO")
        Harry J. Pearce...........    Vice Chairman of the Board of Directors
        G. Richard Wagoner, Jr....    President and Chief Operating Officer ("COO")
        J. Michael Losh...........    Executive Vice President and Chief Financial Officer ("CFO")
        Ronald L. Zarrella........    Executive Vice President and President GM North America

COMPENSATION PHILOSOPHY -- General Motors' executive compensation program is based on the belief that the interests of executives should be closely aligned with those of GM's stockholders. The philosophies of the Corporation's major subsidiaries are in most respects similar to the GM philosophy. Under this philosophy:

     * A meaningful portion of each executive's total compensation is linked directly to accomplishing specific, measurable results, which are intended to create value for the stockholders in both the short- and long-term.

     * Executives are motivated to improve the overall performance and profitability of the Corporation, as well as the business sector to which each is assigned, and they will be rewarded only when specific, measurable goals that were previously established have been achieved.

     * Each executive's individual performance and contribution will be reflected through differentiated salary adjustments and the amount of incentive awards paid, if any.

     * Any long-term incentive awards are paid in GM common stocks to reinforce further the link between the executives' and stockholders' interests.

     * In years of strong performance, executives can earn a highly competitive level of compensation. As a result, the Corporation will be able to attract, retain, and motivate the leadership talent it needs to maintain and grow its businesses successfully. Conversely, in years of below average performance, an executive will receive compensation that is less than competitive benchmarks.

STOCK OWNERSHIP GUIDELINES -- The Corporation feels strongly that the best way to reinforce the link between the executives' interests and your interests is to require that executives own a significant amount of GM stock. As a result, our Committee has established formal stock ownership guidelines for all Corporate officers, including the Named Executive Officers, and other select senior executives. Because of our strong commitment to this principle, we have established significant ownership requirements and expect compliance by February 2001. As evidence of their commitment to these guidelines, each current Named Executive Officer holds more than his respective guideline amount. The guidelines are as follows:

                                                        Minimum Aggregate
                    Position                             Value Equivalent
                    --------                            -----------------
GM Chairman, Vice Chairman, and President.........    5.0 times base salary
Executive Vice Presidents/Sr. Vice Presidents.....    4.0 times base salary
Group Vice Presidents.............................    3.0 times base salary
Vice Presidents...................................    2.0 times base salary

COMPENSATION DEDUCTIBILITY POLICY -- In 1997, GM stockholders approved a new incentive compensation program effective until 2002. This program includes provisions that allow the Corporation to comply with regulations under IRC
Section 162(m). As a result, the Corporation will be able to take a tax deduction for performance based compensation in excess of $1 million per taxable year paid to each of the Named Executive Officers. The IRC does not permit companies to take a tax deduction for salary paid in excess of $1 million. The portion of the salary for Messrs. Smith and Pearce that exceeds $1 million will be deferred until after retirement. If compliance with Section 162(m) regulations conflicts with the Corporation's compensation philosophy or what is believed to be the best interests of the Corporation and its stockholders, we may conclude that paying non-deductible compensation is more consistent with the compensation philosophy and in the Corporation's and your best interests.

TYPES OF COMPENSATION -- Aside from benefits, which will be reviewed in the tables following this report, there are three major components to an executive's total compensation package:

        *  Base Salary
        *  Annual Incentives
        *  Long-Term Incentives

     In calculating the proper amount for each compensation component, we review the compensation paid for similar positions at a group of large industrial companies with which GM competes for executive talent. Since the job market for these executives is not limited to the auto industry alone, a group consisting of several large, global industrial/service corporations, including Ford, was identified as our "comparator group." Each year we review the compensation paid at these companies, as well as their corporate performance, and use this as one of the factors we consider in determining the appropriate performance measures and compensation levels for our executives. We also rely on information and advice provided by outside consultants.

     Base Salary -- Under the Corporation's compensation program, base salaries for GM executives are targeted to be at the upper end of the third quartile of the salaries paid for similar positions at our comparator group of companies. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, responsibilities, and length of time in their current position.

     We believe that continuity in the Corporation's senior leadership group serves the Corporation best. To encourage continuity, each Named Executive Officer has agreed that if he leaves the Corporation he will not work for a competitor for the next two years. This is the Corporation's only contractual arrangement with these executive officers.

     Annual Incentives -- All executives are eligible to be considered for annual incentive awards. However, payment, if any, is based on GM's overall performance against the objectives we established in advance as well as individual performance. We may choose to make adjustments to awards to reflect the impact of unplanned events.

     When we establish the target award and performance objectives, we also set a minimum performance level that must be achieved before any awards can be paid. If this minimum level is not met, there will be no annual incentive payout. The maximum award was approved by stockholders as part of the 1997 Annual Incentive Plan. When we establish this payout range, we assess the degree of performance necessary to achieve the objective by reviewing both past and projected performance levels, as well as external marketplace conditions such as the economic outlook, competitive performance levels, projected automotive industry volumes, and projected market share. We do not assign a specified weight to these factors, but rather we use our judgment to establish a targeted performance level and related payout range that we believe are in your best interests. The size of final awards depends on the actual level of performance achieved in comparison with the pre-established objectives.

     As was the case for both 1997 and 1998, Management recommended that the Committee continue to raise the bar and establish very aggressive performance targets for 1999. We agreed and tied the payment of annual incentive awards to meeting specific levels of net income, Return On Net Assets ("RONA"), market share, and quality, which are based upon the Corporation's business plans. After a review with Management, we used our discretion in setting the specific profitability, market share, and quality targets. At the end of 1999, we reviewed the Corporation's overall operating performance. Financial results for net income and RONA were significantly above target levels. In addition, for certain geographic regions/operating units, we reviewed performance against pre-established targets for quality and market share within those regions/units. Several regions were below target expectations. Thus, final annual incentive awards that were determined and paid in cash in early 2000 exceeded the target level, but were below the maximum award opportunity provided under the plan.

     Stock Options -- All executives are eligible to be considered for stock option grants. Executives may receive stock options under the provisions of the 1997 Stock Incentive Plan. Options are granted to stress the importance of improving stock price performance over the long-term and to encourage executives to own GM stock. Stock options are granted at

100% of the average price of the stock on the date of grant. In this way executives can be rewarded only if the stock price increases, which will benefit both you and the executive. Our Plan does not allow the re-pricing of options.

     When we grant options, we follow competitive long-term incentive compensation practices. The size of these grants and other long-term awards discussed below is intended to place executives at the upper end of the third quartile of long-term incentives granted to similar executive positions at comparator companies. When we determine the size of new grants to each Named Executive Officer, we consider the number of option shares each executive has previously been granted. In addition to his responsibilities at GM, Mr. Pearce also has oversight responsibility for Hughes Electronics Corporation and, therefore, we determined that his grant would be denominated partially in Common Stock and partially in Class H Common Stock.

     Other Long-Term Incentives -- Stock Performance Program awards under the GM Performance Achievement Plan are normally only granted to the Company's senior executives. Similar to annual incentive awards, these awards are typically made annually; however, the payout, if any, depends upon achieving predetermined targets over a three-year period. In recent years, payout of these awards depended on achieving pre-established RONA targets. While the Corporation continues to place strong emphasis on meeting its net income and RONA targets, it has revised its focus for long-term incentive awards effective with the 1999 grant to measure returns to stockholders of the Corporation's $1 2/3 Common Stock. Under this new methodology using Total Shareholder Return (TSR), executives were granted target awards in the form of shares of the Corporation's common stocks for the 1999-2001 performance period. The final number of shares to be delivered at the end of the three-year performance period, if any, will depend on where GM ranks (based on market price appreciation plus the compounding effect of reinvested dividends) in relation to other companies in the Standard & Poor's (S&P) 500 index. If the Corporation's ranking in the
S&P 500 over the three-year period falls below the 25th percentile, no payment will be made. If the Corporation ranks within the top 10% of the companies in the S&P 500, the maximum payout level would be achieved. Between threshold and maximum, payout percentages will be related to the ranking position. By establishing awards in this fashion, executives will be highly motivated to increase stock price performance, which would be to their benefit as well as the benefit of all stockholders.

     In 1997, in order to motivate the executive workforce to intensify its focus on improving the Corporation's RONA, we made a special "RONA grant" to the entire executive team worldwide. Payment of this grant, which was not subject to individual performance adjustments, was predicated on increasing the Corporation's RONA by approximately 25% and achieving a four-quarter rolling average Corporate RONA of 12.5% prior to year-end 2000. The Corporation exceeded this RONA target by September 1999 -- fifteen months before the end of the performance period. These awards were paid in stock during the fourth quarter of 1999.

AWARDS TO CHIEF EXECUTIVE OFFICER

     Prior to year-end, we met to determine the 1999 compensation levels for Mr. Smith. We recognized his highly effective leadership and his continued commitment to the Corporation's priorities of running common, lean and fast, competing on a global basis, and growing the business in all sectors. We specifically noted many positive developments including excellent public reaction to new products, record truck sales, completion of the spin-off of Delphi Automotive Systems, and a constructive relationship with our key unions that enabled the Corporation to complete new labor contracts in the United States and Canada without any significant labor disruption. The creation of e-GM and GM

TradeXchange will leverage the Corporation's global resources and technological expertise to establish leadership in electronic commerce. We noted the establishment of a new alliance with Fuji Heavy Industries and collaborations with Toyota Motor Corporation and Honda Motor Company to support the Corporation's growth and innovation strategies with its other business partners in the Asia-Pacific region and around the globe. We also noted that GM generated stockholder returns of 26% for 1999, well above the returns offered by Ford, DaimlerChrysler, and many other relevant equity indices, including the S&P 500. Finally, we noted that the Corporation did not meet its aggressive market share and certain quality goals established for North America and Europe. After our evaluation, we determined Mr. Smith's compensation as follows:

     Base Salary -- In recognition of his continued strong leadership and performance, Mr. Smith's salary was increased by 5% to $2,050,000 effective January 1, 2000, after an interval of 24 months since his last increase.

     Annual Incentives -- In early 1999 we established an individual award target for Mr. Smith based on achievement of specified levels of net income, RONA, market share, and quality, in line with the Corporation's compensation philosophy. At the end of the year we reviewed this award in relation to the established performance measures. His final award was above target but below the maximum.

     Stock Options -- As part of the Corporation's continuing compensation review process, we reviewed the size of the options granted to Mr. Smith in comparison with option grants to CEO's of our comparator group of companies. After considering the number of options previously granted to him, we set the size of his 1999 stock option grant at 350,000 shares of Common Stock, which was subsequently adjusted to 420,700 shares of Common Stock to reflect the impact of the spin-off of Delphi Automotive Systems.

     Other Long-Term Incentives -- The PAP target awards are disclosed on page
18. The awards cover the three-year period 1999-2001. The size of the target award was developed in line with the methodology discussed above. Mr. Smith's 1999-2001 award was denominated and will be paid in shares of GM Common and Class H Common stocks in one installment, if it is earned.

     The cumulative GM RONA for the 1997-1999 performance period, which concluded at year-end 1999, was above the maximum. This was achieved despite the extremely aggressive three-year target performance level we established in early 1997. The final award for Mr. Smith was paid at the maximum payout level. As was the case with respect to other eligible executives, Mr. Smith also received payment of a special RONA grant in 1999 as described above.

     During 1999, the Committee met with the Board of Directors in an executive session to review the Corporation's performance and the performance of the CEO and other members of senior management, including the Named Executive Officers. We explained our compensation determinations for the named executives to the Board who concurred with our decisions.

                        EXECUTIVE COMPENSATION COMMITTEE

      John H. Bryan, Chair                  John G. Smale
      George M. C. Fisher                   Dennis Weatherstone
      J. Willard Marriott, Jr.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The table below shows the pre-tax compensation paid to the Chairman and CEO
J. F. Smith, Jr. and each of the four other most highly compensated executive officers during 1997, 1998, and 1999.

                                              Annual Compensation                   Long-Term Compensation
                                     --------------------------------------         ----------------------
                                                                                                 Payouts
                                                                   Other              Awards     -------
                                                                   Annual             ------    Long-Term   All Other
        Name and                                                  Compen-             Stock     Incentive    Compen-
   Principal Position        Year       Salary       Bonus(1)    sation(2)          Options(3)  Payouts(4)  sation(5)
   ------------------        ----       ------       --------    ---------          ----------  ----------  ---------
                                          $             $            $       Class  # Shares        $           $
J. F. Smith, Jr.
     Chairman & CEO......      1999     1,950,000     4,840,000     105,330  Com.     420,700    5,250,000     108,518
                               1998     1,950,000     1,080,000      56,540  Com.     360,600    1,600,000     103,600
                               1997     1,750,000     2,450,000      63,143  Com.     358,629    1,036,000      82,863
H. J. Pearce
     Vice Chairman.......      1999     1,350,000     2,597,000        N.A.  Com.     157,762    2,250,000      66,930
                                                                             Cl. H     87,025
                               1998     1,163,000       475,000        N.A.  Com.     112,687      850,000      56,758
                                                                             Cl. H     54,095
                               1997       950,000     1,070,000        N.A.  Com.     124,816      550,000      41,610
                                                                             Cl. H     22,768
G. R. Wagoner, Jr.
     President & COO.....      1999     1,350,000     2,597,000        N.A.  Com.     210,350    2,250,000      60,950
                               1998     1,087,000       475,000        N.A.  Com.     120,200      850,000      49,375
                               1997       925,000     1,020,000        N.A.  Com.     130,410      518,000      36,723
J. M. Losh*
     Executive VP........      1999       835,000     1,593,000        N.A.  Com.      96,160    1,800,000      40,706
R. L. Zarrella*
     Executive VP........      1999       900,000     1,180,000      58,897  Com.      96,160    1,505,000      37,800

* Messrs. Losh and Zarrella became executive officers in 1999.

(1) Bonus awards were granted under the General Motors 1997 Annual Incentive Plan. They were paid in cash in January of the following year.

(2) Amounts include $31,495 for Mr. Smith and $34,086 for Mr. Zarrella related to use of company aircraft.

(3) All options have been adjusted to reflect the spin-off of Delphi Automotive Systems in May 1999. In addition, the 1997 options in this column have been adjusted to reflect the recapitalization of the Class H stock in December 1997.

(4) Amounts reflect long-term incentive payouts under the General Motors 1992 Performance Achievement Plan. These awards cover three-year performance periods (1997-1999, 1996-1998, and 1995-1997) and are paid in the form of shares of the Corporation's Common and Class H stocks. Awards for the Named Executive Officers vest in installments. The first installment vests at the time the final award is determined. Remaining installments vest as follows:

    Performance
    Periods    Second Installment  Third Installment  Fourth Installment
    ---------  ------------------  -----------------  ------------------
    1997-1999       12/31/00               x                  x
    1996-1998       12/31/99           12/31/00            12/31/01
    1995-1997       12/31/98           12/31/99           Retirement

     Dividend equivalents are paid on unvested shares. The special RONA grant vested and was paid in one installment of GM Common Stock in 1999.

     The following table sets forth the number of shares which were vested and paid and the number of shares which remain unvested and unpaid as of December 31, 1999.

                                                               Second Installment of 1996-1998 Grant
                                     1997-1999 Grant         and Third Installment of 1995-1997 Grant
                               ----------------------------  -----------------------------------------
                                                                                                            Shares
                               Shares Vested     Shares        Shares Vested    Value of Shares Vested  Unvested Dec.
                                  in 2000       Unvested       Dec. 31, 1999        Dec. 31, 1999          31, 1999
                               -------------  -------------  -----------------  ----------------------  --------------
                                Com.   Cl. H   Com.   Cl. H   Com.     Cl. H       Com.       Cl. H      Com.   Cl. H
                               ------  -----  ------  -----  --------  -------  -----------  ---------  ------  ------
                                                                                  $72.69      $96.00
                                 #       #      #       #       #        #          $           $         #       #
    J. F. Smith, Jr..........  46,409  3,701  19,230  3,700    9,305    3,438      676,380    330,048   38,960  13,478

    H. J. Pearce.............  19,374  1,982   7,727  1,982    4,576    2,371      332,629    227,616   17,275   8,699

    G. R. Wagoner, Jr........  19,889  1,586   8,242  1,585    4,814    1,783      349,930    171,168   19,202   6,656

    J. M. Losh...............  15,912  1,269   6,593  1,268    3,815    1,413      277,312    135,648    7,584   2,765

    R. L. Zarrella...........  12,887  1,057   5,044  1,057      -0-      -0-          -0-        -0-      -0-     -0-

(5) This column shows contributions by the Corporation under various savings plans and imputed income for endorsement split-dollar life insurance. In the event of death, the Corporation would be reimbursed for its premiums from the life insurance policy. Additional information regarding the savings plans will be found in footnote (e) on page 9. The following table details the savings and split-dollar amounts.

                                    J. F. Smith, Jr.   H. J. Pearce   G. R. Wagoner, Jr.   J. M. Losh   R. L. Zarrella
                                    ----------------   ------------   ------------------   ----------   --------------
     Savings Plans............1999      $81,900          $56,700           $56,700          $35,070        $37,800

                              1998       81,900           48,825            45,675             n.a.           n.a.

                              1997       63,000           34,200            33,300             n.a.           n.a.

     Split-dollar life........1999       26,618           10,230             4,250            5,636            -0-

                              1998       21,700            7,933             3,700             n.a.           n.a.

                              1997       19,863            7,410             3,423             n.a.           n.a.

                         OPTIONS AND SAR GRANTS IN 1999

     The following table shows the stock options granted to the Named Executive Officers in 1999. They were granted in a combination of non-qualified and Incentive Stock Options (ISOs) on January 11, 1999. These options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. The ISOs expire ten years from the date of grant, and the non-qualified options expire two days later.

                                                Individual Grants
                                -------------------------------------------------
                                Number of    % of Total
                                Securities    Options
                                Underlying   Granted to                             Grant Date
                                 Options     Employees     Exercise   Expiration     Present
             Name               Granted(1)    in 1999      Price(1)      Date        Value(2)
             ----               ----------   ----------    --------   ----------    ----------
                                # Shares         %         $/Share                      $
          $12/3 Par
     Common Stock Options
     --------------------
J. F. Smith, Jr...............    420,700         2.49        71.53       1/12/09     7,931,000
H. J. Pearce..................    157,762         0.94        71.53       1/12/09     2,974,125
G. R. Wagoner, Jr.............    210,350         1.25        71.53       1/12/09     3,965,500
R. L. Zarrella................     96,160         0.57        71.53       1/12/09     1,812,800
J. M. Losh....................     96,160         0.57        71.53       1/12/09     1,812,800

    Class H Stock Options
    ---------------------
H. J. Pearce..................     87,025         1.34        43.22       1/12/09     1,348,888

(1) Number of $1 2/3 par common stock options granted and the exercise price have been adjusted to reflect the spin-off of Delphi Automotive Systems from General Motors in May 1999.

(2) These values were determined based on the Black-Scholes option pricing model at the time of grant. The following assumptions were used in the calculation:

    * Expected price volatility -- 28% (30% for the Class H grant).

    * Options will be exercised in the fifth year.

    * An interest rate based upon the corresponding yield of a government bond maturing five years from the date of grant.

    * Dividends at the rate in effect on the date of grant.

    * No adjustments for nontransferability.

     The fact that we use the Black-Scholes model does not necessarily mean we believe or acknowledge that it can accurately determine the value of options. The ultimate value of the option, if any, will depend on the future market price of the Corporation's common stocks and the optionee's individual investment decisions, neither of which can be predicted with any degree of certainty.

                   AGGREGATE OPTION/SAR EXERCISES IN 1999 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 1999

     The following table provides information concerning the options exercised by each of the Named Executive Officers in 1999 as well as the value of options held by such executives at the end of the year. The year-end value is based on the closing prices of General Motors common stocks on December 31, 1999 (Common -- $72.69; Class H -- $96.00). SARs are not granted under the General Motors Stock Incentive Plans.

                                                                                                    Value of
                                                                           Number of            Unexercised
                                                                          Unexercised           In-the-Money
                                                                        Options/SARs at       Options/SARs at
                                            Shares                       Dec. 31, 1999         Dec. 31, 1999
                            Class of       Acquired       Value          Exercisable/           Exercisable/
          Name                Stock      on Exercise*    Realized        Unexercisable         Unexercisable
          ----              --------     ------------    --------    -------------------   ----------------------
                                           # Shares         $              # Shares                    $
J. F. Smith, Jr.........  Common              130,194    6,041,002    967,003 / 780,639     30,167,776 /10,104,766
H. J. Pearce............  Common               13,626      683,071    370,468 / 274,487     11,682,742 / 3,296,858
                          Class H                 -0-          -0-     98,223 / 130,675      6,625,515 / 7,350,104
G. R. Wagoner, Jr.......  Common               70,305    3,475,746    433,181 / 333,951     13,956,403 / 3,550,844
J. M. Losh..............  Common               73,167    3,741,982    287,688 / 195,037      9,120,735 / 2,756,913
R. L. Zarrella..........  Common               44,776    2,429,785    156,804 / 149,604      5,391,673 / 1,538,772

* All of the options for Messrs. Smith, Pearce, and Wagoner and nearly half of the options for Mr. Zarella were stock-for-stock option exercises which resulted in increased stock ownership for each of these officers.

                           LONG-TERM INCENTIVE AWARDS

     The following table shows target long-term incentive awards granted to Named Executive Officers in 1999. The awards cover the 1999-2001 performance period and were granted under the General Motors 1997 Performance Achievement Plan. If the minimum or threshold performance level is met or exceeded, the percentage of the target award that will eventually be paid to participants will depend on the Corporation's ranking on total shareholder return related to companies in the S&P 500 index over the three-year period. If the minimum performance level is not met, no awards will be paid.

                                                                               Estimated Future Payouts
                             Number of                                     Under Non-Stock Price-Based Plans
                         Shares, Units or                   ---------------------------------------------------------------
                           Other Rights                          Threshold              Target                Maximum
                        -------------------   Performance   -------------------   -------------------   -------------------
         Name            Common    Class H      Period       Common    Class H     Common    Class H     Common    Class H
         ----            ------    -------    -----------    ------    -------     ------    -------     ------    -------
                         Shs.       Shs.                     Shs.       Shs.       Shs.       Shs.       Shs.       Shs.
J. F. Smith, Jr.......   23,135     8,890      1999-2001     11,568     4,445      23,135     8,890      46,270     17,780
H. J. Pearce..........    9,811     5,030      1999-2001      4,906     2,515       9,811     5,030      19,622     10,060
G. R. Wagoner, Jr.....   10,466     4,020      1999-2001      5,233     2,010      10,466     4,020      20,932      8,040
J. M. Losh............    7,715     2,970      1999-2001      3,858     1,485       7,715     2,970      15,430      5,940
R. L. Zarrella........    6,894     2,650      1999-2001      3,447     1,325       6,894     2,650      13,788      5,300

                               RETIREMENT PROGRAM

     The retirement program for General Motors' executives in the United States consists of the General Motors Retirement Program for Salaried Employees and two non-qualified plans. Together, these plans are referred to here as the "GM Salaried Program."

     The General Motors Retirement Program for Salaried Employees is a tax-qualified plan subject to the requirements of the Employee Retirement Income Security Act (ERISA). It is comprised of two parts -- a non-contributory part (known as Part A) and a contributory part, known as Part B. The contributory portion (Part B) of this tax-qualified plan provides benefits under a formula based on the number of "Years of Part B Credited Service" and upon the average of the highest five years of base salary (up to the maximum allowable under the IRC) received during the final ten years of service. Amounts paid under Part B are subject to certain Internal Revenue Code limitations that may change from time to time. Part B also provides employees with an annual retirement benefit equal to the sum of 100% of the Part B contributions the executives made after October 1, 1979, and smaller percentages of the contributions they made before that date. If employees elect not to contribute to Part B of the tax-qualified plan, they are entitled to receive only Part A basic retirement benefits equal to a flat dollar amount per year of credited service (essentially equivalent provisions of the General Motors Hourly-Rate Employees Pension Plan). Benefits under the tax-qualified plan vest after five years of credited service and are payable at the normal retirement age of 65, either in the form of a single life annuity or in a reduced amount in joint and survivor form.

     Supplemental Executive Retirement Program (SERP). If executives make Part B contributions to the tax-qualified plan, they may also be eligible to receive a non-qualified Regular SERP benefit. The sum of the tax-qualified plan's benefits plus the Regular SERP benefit will provide eligible executives with total annual retirement benefits equal to

     * [2% times Years of Part B Credited Service] times Average Annual Base Salary

     * Less [2% times years of credited service] times the maximum annual Social Security benefit in the year of retirement payable to a person retiring at age 65 ($17,196 for a 65 year old retiring in 2000).

     Table I shows the regular form of the estimated total annual retirement benefit payable under the GM Salaried Program (based on Average Annual Base Salary as of December 31, 1999) that would be paid annually in 12 equal monthly installments as a single life annuity to executives retiring in 2000 at age 65. If executives elect to receive such benefits in the form of a 65% joint and survivor annuity, the single life annuity amounts shown would generally be reduced by 5% to 7.5%, depending upon the age differential between spouses.

                                    TABLE I

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
         ASSUMING AN EXECUTIVE QUALIFIES FOR REGULAR SERP BENEFITS (A)

                            Years of Part B Credited Service
  Average Annual      --------------------------------------------
    Base Salary          15         25          35          45
  --------------      --------   ---------   ---------   ---------
      $                  $           $           $           $
       727,250        213,016      355,027     497,038     639,049
     1,049,800        309,781      516,302     722,823     929,344
     1,372,350        406,546      677,577     948,608   1,219,639
     1,694,900        503,311      838,852   1,174,393   1,509,934
     2,017,450        600,076    1,000,127   1,400,178   1,800,229
     2,340,000        696,841    1,161,402   1,625,963   2,090,524

(a) The Average Annual Base Salary and the Years of Part B Credited Service (shown in parenthesis) as of December 31, 1999 for each of the Named Executive Officers were as follows; John F. Smith, Jr. - $1,780,000 (39 years); Harry J. Pearce - $1,052,500 (23 years); G. Richard Wagoner, Jr. - $1,027,500 (22 years); J. Michael Losh - $759,000 (33 years); and Ronald L. Zarrella - $727,250 (9 years). The Annual Base Salaries for the most recent year(s) considered in the calculation reported here are shown in the Summary Compensation Table on page 15 in the column labeled "Salary."

     Executives may be eligible to receive an Alternative SERP benefit in lieu of the Regular SERP benefit if they satisfy certain criteria, including not working for any competitor or otherwise acting in any manner which is not in the best interests of the Corporation. Eligible executives will receive the greater of the Regular SERP benefit detailed above, or an Alternative SERP benefit. The sum of the tax-qualified plan's benefits plus the Alternative SERP benefit will provide an eligible executive with total annual retirement benefits equal to:

     * [1.5% times Eligible Years of Part B Credited Service] (up to a maximum of 35 years)

     * Times the executive's highest Average Annual Total Direct Compensation (highest five years of salary plus highest five years of bonus, in the ten years preceding retirement -- each calculated independently)

     * Less 100% of the maximum annual Social Security benefit in the year of retirement payable to a person age 65.

     Table II shows the alternative form of the estimated total annual retirement benefit payable under the GM Salaried Program based upon Average Annual Total Direct Compensation as of December 31, 1999. These amounts would be paid annually in 12 equal monthly installments as a single life annuity to executives retiring in 1999 at age 65. The amounts shown would be reduced in the same way as under the regular form if the executive elects joint and survivor benefits.

                                    TABLE II

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
         ASSUMING EXECUTIVE QUALIFIES FOR ALTERNATIVE SERP BENEFITS(A)


   Average Annual           Eligible Years of Part B Credited Service
    Total Direct    ----------------------------------------------------------
    Compensation        15          20          25          30          35
   -------------    ----------  ----------  ----------  ----------  ----------
       $                $           $           $           $           $
     1,362,500        289,367     391,554     493,742     595,929     698,117
     2,720,000        594,804     798,804   1,002,804   1,206,804   1,410,804
     4,077,500        900,242   1,206,054   1,511,867   1,817,679   2,123,492
     5,435,000      1,205,679   1,613,304   2,020,929   2,428,554   2,836,179
     6,792,500      1,511,117   2,020,554   2,529,992   3,039,429   3,548,867
     8,150,000      1,816,554   2,427,804   3,039,054   3,650,304   4,261,554

(a) The Average Annual Total Direct Compensation and the Eligible Years of Part B Credited Service (shown in parenthesis) which may be considered in the Alternative SERP calculation as of December 31, 1999 for each of the Named Executive Officers was as follows: John F. Smith, Jr. - $4,293,000 (35 years); Harry J. Pearce - $2,326,500 (23 years); G. Richard Wagoner, Jr. - $2,288,500 (22 years); J. Michael Losh - $1,598,000 (33 years); and
    Ronald L. Zarrella - $1,342,250 (9 years). The Annual Total Direct Compensation for the most recent year(s) considered in the calculation above will be found in the Summary Compensation Table on Page 15 in the columns labeled "Salary" and "Bonus."

     The Board of Directors has delegated to the Committee discretionary authority to grant additional eligible years of credited service to selected key executives under such terms and conditions as the Committee shall determine for purposes of computing the regular and alternative forms of SERP for such executives. Both the regular and alternative forms of the SERP benefit are provided under a program that is non-qualified for tax purposes and not pre-funded. SERP benefits under the regular and alternative forms can be reduced or eliminated for both retirees and active employees by the Committee and/or the Board of Directors.

                            PERFORMANCE PRESENTATION

     The graphs below compare five year cumulative return to stockholders for each of the two classes of General Motors common stocks against the Standard & Poor's (S&P) 500 Composite Stock Index and comparator data. Except as explained below, each line represents an assumed initial investment of $100 on January 1, 1995 and reinvestment of dividends over the period.

     For General Motors Common Stock, a comparison is made with Ford Motor Company and DaimlerChrysler Corporation. The data for DaimlerChrysler assumes an initial investment in Chrysler Corporation and conversion of Chrysler stock to DaimlerChrysler as a result of its merger with Daimler.

     GM Class H Common Stock was registered under Section 12 of the Exchange Act in late December 1997 and, for purposes of this chart, it is assumed that an initial $100 investment was made on December 31, 1997. Since 1999, the Class H stock was compared with the S&P 500 and Barclay's Capital Satellite Index. Effective with the 2001 proxy statement, the C.E. Unterberg-Towbin Satellite Index, which consists of satellite manufacturing and satellite services companies that are more directly comparable with Hughes Electronics, will replace the Barclay's Capital Satellite Index.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                          GENERAL MOTORS COMMON STOCK,
                    S&P 500 INDEX, FORD AND DAIMLERCHRYSLER

                           1/1/95   1/1/96   1/1/97   1/1/98   1/1/99  12/31/99
                           ------   ------   ------   ------   ------  --------
GM COMMON STOCK.........    100      129       140      166      202      255

S&P 500.................    100      138       169      226      290      351

FORD....................    100      108       127      199      376      353

DAIMLERCHRYSLER.........    100      117       147      164      286      238

                      GENERAL MOTORS CLASS H COMMON STOCK,
             S&P 500 INDEX, BARCLAY'S CAPITAL SATELLITE INDEX, AND
                     C.E. UNTERBERG-TOWBIN SATELLITE INDEX

                                          1 /1/98      1/1/99      12/31/99
                                          -------     --------     --------
GM CLASS H.............................     100          107          260

S&P 500................................     100          129          156

BARCLAY'S CAPITAL SATELLITE INDEX......     100          111          475

C.E. UNTERBERG-TOWIN SATELLITE INDEX...     100          107          250

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the General Motors Board of Directors (the Committee) is composed of seven independent directors and operates under a written charter adopted by the Board of Directors (Exhibit A). The members of the Committee are Dennis Weatherstone (Chair), John H. Bryan, Karen Katen,
Ann D. McLaughlin, Eckhard Pfeiffer, John G. Smale, and Louis W. Sullivan. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Corporation's independent accountants.

     Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No.61 (Communication with Audit Committees).

     The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     Based upon Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                           Dennis Weatherstone (Chair)
                                           John H. Bryan
                                           Karen Katen
                                           Ann D. McLaughlin
                                           Eckhard Pfeiffer
                                           John G. Smale
                                           Louis W. Sullivan

                                   ITEM NO. 2

     The By-laws of the Corporation provide that the selection of independent public accountants by the Audit Committee and the Board of Directors shall be submitted for ratification by the stockholders at the annual meeting. In accordance with the By-laws, the firm of Deloitte & Touche LLP has been selected as independent public accountants for the year 2000 and this selection is being presented to you for ratification. Representatives of Deloitte & Touche LLP will attend the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to answer any questions that you may have.

     Deloitte & Touche LLP has audited the Corporation's books annually since 1918. It has offices or affiliates in or convenient to most of the localities in the United States and other countries where the Corporation operates and is considered to be well qualified. The firm uses the work and reports of other independent auditors who have examined the financial statements of subsidiaries or investments included in the financial statements of the Corporation. Deloitte & Touche LLP rotates its personnel assigned to General Motors at least once every five years. The Audit Committee reviews and approves in advance any instance where the supervising partner responsible for the General Motors account is assigned for more than three years. If you do not ratify the selection of Deloitte & Touche LLP as independent public accountants, the Audit Committee will seek other accountants. However, because of the difficulty and expense of making any change in public accountants so long after the beginning of the current year, it is likely that the appointment would stand for 2000 unless there were compelling reasons for making an immediate change.

     During the 1999 calendar year, Deloitte & Touche LLP provided GM with extensive audit and other services. Fees for all services totaled approximately $65 million.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS, RECORDS, AND ACCOUNTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR 2000. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 3

     The Board of Directors recommends that the stockholders of the Corporation approve an amendment to the Certificate of Incorporation, which would increase the number of authorized shares of Class H Common Stock of the Corporation from 600,000,000 shares to 3,600,000,000 shares.

     Of the 600,000,000 shares of Class H Common Stock presently authorized to be issued under the Corporation's Certificate of Incorporation, 137,072,711 shares were outstanding as of December 31, 1999 and up to 26,696,330 shares were reserved for conversion of Series H Convertible Preference Stock into Class H Common Stock. The Corporation does not have any present plan, understanding or agreement to issue additional shares of Class H Common Stock, other than to meet requirements of (i) various employee benefit and incentive plans of the Corporation, (ii) the Dividend and Cash Investment Plan, (iii) conversion of the Series H Convertible Preference Stock into Class H Common Stock, (iv) the exchange offer which the Corporation has announced in which approximately
$9 billion of Class H Common Stock will
be offered to stockholders in exchange for shares of $1 2/3 Par Value Common Stock at an exchange ratio to be determined immediately prior to commencement of that offer, and (v) a possible split of the Class H Common stock as described below.

     The Board of Directors believes that the proposed increase in authorized shares of Class H Common Stock is desirable to enhance the Corporation's flexibility in connection with possible future actions, such as stock splits, stock dividends, corporate mergers, acquisitions of property, and the possible funding of new businesses, or other corporate purposes. The Board will determine whether, when, and on what terms the issuance of shares of Class H Common Stock may be appropriate in connection with any of the foregoing purposes.

     The amendment must be approved by the holders of a majority of GM's common stocks voting together as a group, as well as the holders of the Class H Common Stock voting separately as a group. If the amendment is approved, we currently anticipate that shortly after the Corporation's Annual Meeting in June 2000, the Board of Directors would authorize a stock split of Class H Common Stock, which would be effected as a dividend of Class H Common Stock payable on the then-outstanding shares of Class H Common Stock. The stock split is expected to be declared after the completion of the exchange offer referred to above.

     The Corporation seeks to have enough authorized shares of Class H Common Stock to accommodate stock splits and other issuances of stock as if all dividend based shares were outstanding immediately prior to any such split or other issuances of stock. As of February 29, 2000, there were 137,879,463 shares of Class H Common Stock outstanding, while the dividend base was 431,682,261. A description of the manner in which the dividend base concept operates is included in the General Motors Annual Report. Under the Corporation's Certificate of Incorporation, a stock split would result in a commensurate adjustment to the Class H dividend base. The Board of Directors would determine whether to proceed with any proposed stock split and, if so, the timing of the stock split and the ratio of shares to be issued as a dividend in connection with the stock split in light of market prices and other conditions that may prevail at the time such determinations were made.

     If the additional shares authorized by the proposed amendment were not issued on a pro-rata basis, their future issuance would reduce the proportionate interests in the Corporation held by current stockholders.

     If the proposed amendment is adopted by the stockholders, it will become effective upon executing, acknowledging, filing, and recording a Certificate of Amendment as required by the General Corporation Law of Delaware. The financial statements of the Corporation, included in its 1999 Annual Report to Stockholders furnished to stockholders prior to the distribution of this Proxy Statement, are incorporated herein by reference.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 4

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, owner of 102 shares of Common Stock, has given notice that she intends to present for action at the annual meeting the following resolution:

"RESOLVED: `That the shareholders recommend that the Board take the necessary steps that General Motors specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $250,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.'

"REASONS: `In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized.' `At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation.' `Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.'

`Last year the owners of 23,966,618 shares, representing approximately 5.1% of shares voting, voted FOR this proposal.'

`If you AGREE, please mark your proxy FOR this proposal.' "

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL, FOR THE FOLLOWING REASONS:

     The Corporation does not have employment agreements covering annual salary with any of its executive officers (see page 12). General Motors provides, beginning on page 15 of the Proxy Statement, extensive information regarding the compensation of its five highest-paid executive officers on the basis established by the Securities and Exchange Commission (SEC) in its proxy rules. The SEC's disclosure rules have been extensively reviewed and commented on by institutional and individual investors. We believe that the proxy rules requiring disclosure of the top five highest paid executives and requiring clearer and more extensive information on all elements of compensation paid to these executive officers via the use of tables, provide stockholders with a fair and accurate overview of the levels of compensation paid to the management of the Corporation, as well as an understanding of the overall philosophy according to which the incentive plans are administered. The proposal would impose disclosure requirements on the Corporation that go beyond those prescribed by the SEC for all companies, and the Executive Compensation Committee believes that the provision of any further information regarding the compensation paid to executive officers would not materially assist stockholders in making voting and investment decisions.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 5

     John Lauve, 200 North Saginaw, Holly, MI 48442, owner of 12 shares of Common Stock and 500 shares of Class H Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

"Resolved

     "All The Directors pay shall be limited to $1 (ONE Dollar) AND No stock every year that the GM market share does not GROW.

     "At the Annual meeting it will be paid in person, in cash with a letter. The one page letter will list reasons and corrections to the problem. The letter will be given to the stockholders too.

"Reasons

     "Market share reflects the success of our company.

     "A message must be sent to the Directors to correct the decline & protect our investment."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

     General Motors strives to set director compensation at a level that will enable the Board to attract and provide adequate incentives for its members. GM's director compensation is regularly benchmarked against comparable corporations and advisors are consulted to ensure that the compensation is competitive. In recent years, General Motors has increased its emphasis on stock as an important element of director compensation, to reinforce the alignment of the directors' interests with those of the stockholders.

     GM's stockholders can be confident that the members of its Board are attentive to all the elements that go into the Corporation's success, including net income, Return On Net Assets, market share, and quality, and also share the stockholders' determination to achieve significant improvements. The Board believes that the proposal would not enhance the effectiveness of the Board, however, and could impair the Board's ability to provide the best qualified candidates for service on the Board.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 5. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 6

     Bartlett Naylor, 1255 N. Buchanan, Arlington, VA 22205, owner of 500 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "Resolved: The shareholders urge our board of directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company's proxy materials (or other required disclosures) to the same extent that such information is required by law and is our company's current practice with the single candidates it now proposes for each position.

  "Supporting statement:

     "Although our company's board appreciates the importance of qualified people overseeing management, we believe that the process for electing directors can be improved.

     "Our company currently nominates only one candidate for each board seat, thus leaving shareholders no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The only other way to register dissent about a given candidate is to withhold support for that nominee, but that process rarely/never affects the outcome of director elections. The current system thus provides no readily effective way for shareholders to oppose a candidate that has failed to attend board meetings; or serves on so many boards as to be unable to supervise our company management diligently; or who serves as a consultant to the company that could compromise independence; or other problems. As a result, while directors legally serve as the shareholder agent in overseeing management, the election of directors at the annual meeting is largely perfunctory. Even directors of near bankrupt companies enjoy re-election with 90%+ pluralities. The `real' selection comes through the nominating committee, a process too often influenced, if not controlled, by the very management the board is expected to scrutinize critically.

     "Our company should offer a rational choice when shareholders elect directors. Such a process could create healthy competition for seats on the board and could encourage a discussion among shareholders about why specific nominees are best qualified.

     "Such a process could also abate the problem of a chair `choosing' his own board, that is, selecting those directors he expects will reflexively support his initiatives, and shedding those who may sometimes dissent. While the same nominating committee might serve to select the competing candidates, the final decision really would be with shareholders.

     "We urge you to vote FOR this proposal."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Under GM's By-laws, the Board of Directors and its Committee on Director Affairs are responsible for annually identifying the best candidates for election to the Board. These duties include evaluating the performance of the Board of Directors as well as identifying potential new members. In selecting a slate of candidates each year, the Committee and the Board carefully consider the performance and qualifications not just of each individual but of the group as a whole, and nominates the persons that they believe will together best serve the stockholders. An election of only some of the identified candidates creates a risk that the resulting Board would lack some types of experience, skills or diversity.

     The Board believes that if they followed the procedure set forth in the proposal and nominated twice as many candidates to the Board as there are seats, they would fail in their duty to GM's stockholders to identify and recommend the best candidates. As the individuals responsible for advising stockholders in making voting decisions, they have an obligation to inform stockholders which candidates they favor. Many well-qualified persons would not be willing to participate in the type of contested election that the proposal would produce, however, particularly if the Board did not recommend them.

     The proposal suggests that only nominating an excess number of candidates can ensure that stockholders receive the information necessary for their choice of Director. On the contrary, stockholders are protected in two ways under GM's current method which is used by virtually all publicly-held companies. First, in making their selections, the Committee and the Board consider issues like possible conflicts of interest as well as attendance and participation. Second, the federal securities laws require that all companies include in their proxy material certain information about each candidate that the Securities and Exchange Commission has determined is necessary for a stockholder's informed vote. In situations the proposal contemplates, dissatisfied stockholders may register their disapproval by withholding votes for some or all nominees or by conducting a proxy contest to challenge the Board's candidates. The procedure set forth by the proposal would not be an efficient or effective means of selecting the best Directors for GM.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 6. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 7

     John J. Gilbert, 29 East 64th Street, New York, NY 10021-7043, owner of 100 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "RESOLVED:

"REINSTATE CUMULATIVE VOTING

"General Motors shareholders request the Board of Directors take the necessary steps to adopt a cumulative voting policy. Cumulative voting means each stockholder may cast votes for director candidates equal to the number of shares owned, multiplied by the number of directors to be elected. Thus shareholders may cast all their votes for a single candidate or split votes between multiple candidates.

"WHY REINSTATE CUMULATIVE VOTING FOR THE ELECTION OF GM DIRECTORS?

"* Cumulative Voting will contribute to a more diverse board of directors and encourage the election of independent Directors with expertise in GM's diversified businesses.

"* Cumulative voting guarantees that any shareholder with a significant stake is assured a voice on the board.

"* It also encourages management to maximize share value by making it easier for a would-be acquirer to gain board representation.

"* Cumulative voting allows a significant group of stockholders to elect a Director or Directors of its choice -- bringing independent perspectives to Board decisions.

"WHAT ISSUES HIGHLIGHT THE NEED TO MAXIMIZING GM SHARE VALUE THROUGH IMPROVED CORPORATE GOVERNANCE PRACTICES SUCH AS CUMULATIVE VOTING?

"GM finished 1998 with its lowest market share in history. Latin America and Asia are expected to post losses into 2000.

                  Standard & Poor's                   Dec. 4, 1999

"GM's Opel does not expect to return to profit until 2001.

                  Reuters                             Dec. 20, 1999

"European buyers stayed away in droves from U.S.-built Sintra minivan. GM pulls the plug after 2--years.

                  Detroit News                        Feb. 23, 1999

"GM Might Buy ailing Daewoo Motor.

                  Associated Press                    Dec. 15, 1999

"Japan automakers do not plan bid for ailing South Korean car maker Daewoo
Motor.

                  Reuters                             Dec. 12, 1999

"Cadillac robbed Lincoln of best-selling luxury car title by falsely reporting sales.

                  USA Today                           May 6, 1999

"A bold new management team has positioned Ford to overtake GM in annual revenue.

                  Los Angeles Times                   Aug. 8, 1999

"U.S. government blocks sale of 2 GM-Hughes satellites to China. Hughes could take a substantial hit if it can't resell the satellites worth $450 million.

                  Aviation Week                       March 1, 1999

"Hughes broke the law in transferring technology to China and knew it, said Rep. Christopher Cox, R-Calif.

                  Aviation Week                       May 31, 1999

"I have no doubt Hughes and Loral made some very wrong decisions that put this country at risk, said Rep. Dana Rohrabacher, R-Calif.

                  Associated Press                    Aug. 4, 1999

"Hughes satellite has catastrophic failure temporarily silencing 40 million pagers. Three other Hughes satellites suffer severe battery glitches.

                  Wall Street Journal                 Feb. 26, 1999

"Hughes loses $92 million in 2nd quarter.

                  Associated Press                    Aug. 4, 1999

"Hughes loses $30 million in 3rd quarter.

                  Bloomberg News                      Oct. 14, 1999

"$1 Billion Hughes-Raytheon Haggle. Hughes closed its $9 billion sale of Hughes Defense to Raytheon in 1997. But still they haggle, and it could be costly to GM.

                  Wall Street Journal                 May 21, 1999

"Bloomberg News earlier said $ 1/2 Billion of the dispute is over a short-fall in the Hughes retirement plan.

     "Cumulative voting encourages management to maximize share value by making it easier for a would-be acquirer to gain board representation.

     "Vote yes to maximize shareholder value:

                          "REINSTATE CUMULATIVE VOTING
                                   YES ON 7"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that cumulative voting would weaken effective Board functioning in at least two respects. First, cumulative voting introduces the possibility of partisanship among Board members that could impair their ability to work together, a requirement essential to the effective functioning of any board of directors. Second, it is the Board's duty to represent all of the stockholders. To do so, each Director must feel a responsibility toward all the stockholders, without any special loyalty to any one group. From this perspective, cumulative voting is undesirable since directors so elected might be principally concerned about representing and acting in the interest of special groups of stockholders rather than in the interests of all stockholders. At General Motors, all of our stockholders are minority owners, although some stockholders have more extensive holdings than others. The Board does not believe that some minority of stockholders should be advantaged--or disadvantaged--compared with all other stockholders.

     A similar proposal for cumulative voting was rejected by General Motors stockholders at the 1999 meeting and on fifteen other occasions. The possibility of factionalism that cumulative voting presents has led to a trend against its adoption. Many companies have eliminated cumulative voting over the years. Overall, its presence has declined. The State of California, considered among the most protective of stockholder interests, amended its state laws to permit corporations to repeal cumulative voting in 1989. In supporting the change, the Committee on Corporations of the Business Law Section of the State Bar of California argued:

       "While a healthy diversity of opinion and experience, as represented by independent directors, is desirable, factionalism is not appropriate in the board's essential executive function. The principal objective of a business enterprise should be profit and gain for its shareholders, not political accommodation of competing interests . . . Practical experience has shown that effective management of a corporation requires candor and consensus in the Boardroom, (not) rancor and contention."

     No reason is given, and the Board of Directors knows of none, why the present method of voting should not continue to work as successfully in the future as it has in the past. In the case of GM, cumulative voting is not necessary to provide management accountability; General Motors is committed to continuing its good corporate governance practices, which include such safeguards as an annually elected board, a majority of independent directors, exclusively independent membership of key board committees, confidential voting, absence of "dead hand poison pill," and published board governance guidelines.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 7. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 8

     Nick Rossi, P.O. Box 249, Boonville, CA 95415, owner of 600 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "RESOLVED:

"INDEPENDENT DIRECTORS

"The key board committees shall have all independent directors, (Recommendation). The key board committees are:

"*  Audit

"*  Nominating

"*  Compensation

     "SUPPORTING STATEMENT:

"All members of a board's audit, nominating and compensation committees should be independent. Source: The Council of Institutional Investors Shareholder Bill of Rights (www.ciicentral.com).

     "The standard for director independence is:

"A director is independent if his or her only non-trivial professional, financial or familial connection to the company or its CEO within the past 10 years is his or her directorship. This definition is a core policy in the Council of Institutional Investors Shareholder Bill of Rights. Institutional investors own 64% of GM stock.

     "This standard is important because the GM directors have numerous faults that are contrary to the good corporate governance standards held by many institutional shareholders.

     1) Interlocking cross-directors:

        Interlocking Directors                       Company
        ------------------------------               --------------------
        McLaughlin & Fisher                          American Airlines
        McLaughlin, Marriott & Pearce                Marriott
        Bryan & Fisher                               Bank One Corporation

     "* Corporate governance experts say cross-directors tend to look out for each others' interest, rather than those of shareholders.

                  Business Week                            March 9, 1998

     "2) Directors entrenched on the board:

         Fisher III                     28-year director term

     "* 'To allow fresh ideas' the National Association of Corporate Directors guidelines said: Consider limits on length of director service to 10-15 years.
                  Business Week                            Sept. 15, 1997

     "3) Directors affiliated with companies that do significant business with GM.

         Marriott                        Marriott Hotels
         McLaughlin                      Aspen Institute

     "* It is a clear conflict of interest and divided loyalty when a director could use his position on the GM Board to generate business for another company.

     "4) Directors own less than 1000 shares of stock:

         Sullivan                        100 shares (per 1999 GM proxy)
         Everhart                        400 shares
         Marriott                        1000 shares

     "* Directors need a significant stake in the company in order to make decisions like shareholders.

     "The following news reports highlight the need for INDEPENDENT DIRECTOR oversight. These are key issues that deserve proactive and objective attention from independent directors with a stake in GM:

"GM hit historic low of 27% market share in November. GM stung by slumping U.S. market share, expects to raise costly incentives on small cars, sport utilities and minivans.

                  Reuters                             Dec. 6, 1999

"GM does not need a feud with many of its 7,700 U.S. dealers. GM's U.S. sales have been rattled by a massive reorganization, a troublesome vehicle-ordering system and a controversial move to take over dealer advertising budgets.

                  Wall Street Journal                 Oct. 13, 1999

"GM flips on buying 770 dealerships. Reversal comes just 4-weeks after GM announced it would buy 770 dealerships. The plan drew outrage from dealers and groans from some Wall Street analysts.

                  Automotive News                     Nov. 1, 1999

"GM president Wagoner fueled the fire by ordering dies removed from a Flint factory that was to start making critical truck parts. It was a huge and costly mistake. Infuriated workers immediately brought all of GM to a screeching halt in a strike that cost $2 billion.

                  Business Week                       Feb. 1, 1999

"GM will discontinue two models. Say good-bye to the Camaro and the Firebird.

                  Associated Press                    Nov. 11, 1999

"For GM to even to consider buying Honda engines from Japan is a national disgrace and a slap in the face to every American and to every GM employee.

"The $4 billion GM wasted on the Flint strike last year would have paid for a lot of research and development.

                  Letter to Automotive News           Dec. 20, 1999

             "To enhance independent Board oversight, vote yes for:
                             INDEPENDENT DIRECTORS
                                   YES ON 8"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors has been, and continues to be, a strong proponent of board independence. The Board, as nominated, will be comprised of 13 directors, ten of whom are independent under Section 2.12 of the General Motors By-laws. That Section of the By-laws provides that a majority of the Board's nominees for director for each year must be "independent." The By-laws' definition of "independent" is substantially the same as the definition used by major pension funds, including the definition that the CalPERS Core Principles and Guidelines (April 1998) suggest. Section 2.12 of the GM By-law reads:

     "[A] director who: (i) is not and has not been employed by the corporation or its subsidiaries in an executive capacity within the five years immediately prior to the annual meeting at which the nominees of the board of directors will be voted upon; (ii) is not (and is not affiliated with a company or firm that is) a significant advisor or consultant to the corporation or its subsidiaries; (iii) is not affiliated with a significant customer or supplier of the corporation or its subsidiaries; (iv) does not have significant personal services contract(s) with the corporation or its subsidiaries; (v) is not affiliated with a tax-exempt entity that receives significant contributions from the corporation or its subsidiaries; and
     (vi) is not a spouse, parent, sibling or child of any person described by
     (i) through (v)."

     The Board of Directors has seven standing committees, six of which are wholly comprised of independent directors as defined by Section 2.12 of GM's By-laws. This includes the Committee on Director Affairs (Nominating), the Executive Compensation Committee and the Audit Committee. Of the total 43 committee memberships on the seven standing committees, 42 are considered independent. The Chairman and Chief Executive Officer's membership on the Investment Funds Committee is the sole instance where an employee-director serves on a Board committee.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 8. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 9

     Ray T. Chevedden and Veronica G. Chevedden, 5965 S. Citrus Ave., Los Angeles, CA 90043, owners of 2,000 shares of Common Stock have given notice that they intend to present for action at the annual meeting the following resolution:

     "RESOLVED:

"INDEPENDENT ANALYSIS OF THE GM PROXY

"An independent analysis be published in the proxy statement regarding each item for vote at the shareholder meeting (Recommendation).

     "SUPPORTING STATEMENT:

"This includes the major items for vote at annual shareholder meetings:

"*  Directors

"*  Auditors

"*  Management proposals

"*  Shareholder proposals

     "The analysis shall be an independent critique focused on the issues for improvement regarding company directors, auditors and management proposals. Thus shareholder decisions on directors, auditors and management proposals will have the benefit of contrasting view-points for an informed decision. Currently only shareholder resolutions have the of benefit of contrasting view-points to make informed decisions.

     "Since only the shareholder proposals now have contrasting view-points, the independent critique on shareholder proposals may include both sides of the issues.

     "Plain English Rule: This analysis shall be consistent with the updated Staff Legal Bulletin No. 7, SEC No-Action Letters Ind. & Summaries (September 4,
1998) with information on the plain English rule.

     "A proxy statement with contrasting view-points is particularly important since most proxy statements usually arrive within a 2-month period in the early spring. Shareholders thus have a limited time to make an informed decision and would benefit from contrasting view-points presented in the same document. The company shall not over-rule the text and formatting of independent analysis report. It shall be up to 500 words per item.

     "Major independent proxy advisory firms include:

"Institutional Shareholder Services (http://iss.cda.com)

"Investor Responsibility Research Center (http://www.irrc.org)

"Proxy Monitor (http://www.proxymonitor.com)

     "The same proxy advisory firm shall not prepare this analysis more than one time in any 3-year period.

     "For example under this proposal GM shareholders would have been entitled to know before they cast their vote, that GM director oversight in 1999 could be compromised by:

"* Five interlocking cross-directors.

"* One director overextended with 11 board seats at other companies.

"* Two directors entrenched with 17 years and 27 years on the board.

"* Two directors linked to companies that did considerable business with GM.

"* Four directors owned 1000 shares or less.

 "To improve shareholder opportunity to make informed decisions, vote yes for:

                      INDEPENDENT ANALYSIS OF THE GM PROXY
                                   YES ON 9"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board does not believe that engaging a consultant to provide "contrasting viewpoints" on items described in the proxy statement would be valuable to General Motors stockholders. The Board is already responsible to the stockholders for screening and evaluating proposals made by management and by stockholders. If the Board approves a proposal, it is implemented or, if stockholder approval is necessary, recommended to the stockholders. If the Board does not believe that a stockholder proposal is in the best interest of the Corporation and its stockholders, it is included in the proxy materials with a recommendation to vote against the proposal.

     Including the proposed independent analysis in the proxy statement could make it longer and more complicated at a time when GM has been striving to respond to stockholders' preference for shorter, simpler documents. In addition to adding the analyst's comments regarding each proposal, some information about the analyst's qualifications and possible conflicts of interest would be necessary so that stockholders would have some basis for determining how much weight to put on its views. It is not clear whether the Board would be permitted or even required to rebut any statements by the analyst that are false or misleading. The proxy rules promulgated by the Securities and Exchange Commission require companies to disclose fully to their stockholders all relevant information and prohibit any statements that are false or misleading or any failure to state a necessary fact. Rebuttals or counterarguments could be legally required, but would further complicate the proxy statement.

     GM stockholders elect directors as their representatives, and the General Motors Board has a fiduciary duty to act in the best interest of the Corporation and its stockholders in making recommendations regarding proposals included in the proxy material. The Board believes that adding "contrasting viewpoints" would not serve the interests of GM or its stockholders.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 9. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

EXPENSES OF SOLICITATION

     The Corporation will pay the cost of this solicitation of proxies. General Motors will solicit proxies by mail and electronic means and the directors, officers, and employees of GM may also solicit proxies. These persons will not receive any additional compensation for such services. In addition, General Motors has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of up to $50,000, plus reasonable out-of-pocket expenses. The Corporation will reimburse brokers and other stockholders of record for their expenses in forwarding proxy material to beneficial owners.

OTHER MATTERS

     The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment with respect to all additional matters which might come before the annual meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals omitted from the Proxy Statement and form of proxy pursuant to the Proxy Rules of the Securities and Exchange Commission and matters related to the conduct of the meeting. At the time this Proxy Statement went to press, the Board of Directors was not aware of any such resolution which would be presented for action at the meeting.

     IF YOU VOTE BY MAIL, WE ENCOURAGE YOU TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY CARD. HOWEVER, YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE ACCORDING TO THE BOARD OF DIRECTORS' RECOMMENDATIONS; JUST SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. IF YOU VOTE BY TELEPHONE OR THE INTERNET, SIMPLY FOLLOW THE INSTRUCTIONS ON THE ENCLOSED FORM. THANK YOU FOR YOUR COOPERATION AND YOUR PROMPT RESPONSE.

                                         By order of the Board of Directors,

                                                      NANCY E. POLIS, Secretary

April 18, 2000

                                                                       EXHIBIT A

                           GENERAL MOTORS CORPORATION
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Corporation to the stockholders and others, the Corporation's system of internal controls, and the Corporation's audit, accounting, and financial reporting processes generally.

     In carrying out this function, the Audit Committee shall serve as an independent and objective monitor of the performance of the Corporation's financial reporting process and system of internal control; review and appraise the audit efforts of the Corporation's independent accountants and internal audit department; and, provide for open, ongoing communication among the independent accountants, financial and senior management, internal audit department, and the Board of Directors concerning the Corporation's financial position and affairs.

COMPOSITION

     The Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be an independent director as determined in accordance with the Corporation's By-laws and NYSE rules. In accordance with NYSE rules, all members of the Audit Committee shall be "financially literate," i.e., familiar with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet at least annually, and more often as warranted, with the General Auditor and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. The Committee shall maintain a high degree of independence both in establishing its agenda and directly accessing various members of General Motors and subsidiary management. The Committee shall meet annually with management, the general auditor and/or the audit committee of major subsidiary companies (as designated by the Audit Committee) regarding their systems of internal control, results of audits, and accuracy of financial reporting.

RESPONSIBILITIES AND DUTIES

     The Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the independent accountants, have more knowledge and more detailed information about the Corporation than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent accountants' work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     * Review with a representative of financial management and the independent accountants the financial information contained in the Corporation's Quarterly Report on Form 10-Q prior to its filing, the Corporation's earnings announcements prior to release, and the results of the independent accountants' review of Interim Financial Information pursuant to SAS 71. The Chair may represent the entire Audit Committee, either in person or by telephone conference call, for purposes of this review.

     * Review with management and the independent accountants at the completion of the annual audit of the Corporation's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:

       (1) the Corporation's annual consolidated financial statements and related footnotes;

       (2) the independent accountants' audit of the consolidated financial statements and their report;

       (3) any significant changes required in the independent accountants' examination plan;

       (4) any serious difficulties or disputes with management encountered during the course of the audit; and

       (5) other matters related to the conduct of the audit which are to be communicated to the Audit Committee under general accepted auditing standards including, discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

     * On an annual basis, the Audit Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented, and discuss with the accountants their independence. The Committee will recommend that the Board of Directors take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the accountants and satisfy itself that the Corporation has engaged independent accountants as required by the Securities Acts administered by the Securities and Exchange Commission.

     * The Committee will have prepared and review the Audit Committee Report for inclusion in the annual stockholders' meeting proxy statement. The Audit Committee Report must state whether the Audit Committee:

       (1) has reviewed and discussed the audited consolidated financial statements with management;

       (2) has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced; and

       (3) has received the written disclosures from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence; and

       (4) has recommended to the Board of Directors, based on the review and discussions referred to in above items (1) through (3), that the Corporation's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

     * The Audit Committee and Board of Directors are responsible for the selection, evaluation and, where appropriate, replacement of the independent accountants. Selection for the ensuing calendar year will be submitted to the stockholders for ratification or rejection at the annual meeting of stockholders. Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Board of Directors and Audit Committee.

     * Review and reassess the adequacy of the audit committee charter on an annual basis. The charter will be included as an appendix to the annual stockholders' meeting proxy statement triennially or in the next annual stockholders' meeting proxy statement after any significant amendment to the charter.

     * In consultation with the independent accountants and the General Auditor, regularly review the integrity of the Corporation's financial reporting processes and system of internal control.

     * Review and concur in the appointment, replacement, reassignment or dismissal of the General Auditor. Confirm and assure the objectivity of the General Auditor.

     * Review the performance of the internal audit department, including the objectivity and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants.

     * Review, as needed, the internal audit department's charter, which shall define its purpose, authority, and responsibilities.

     * Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditors or the independent accountants.

     * Review legal and regulatory matters that may have a material impact on the Corporation's consolidated financial statements, related compliance policies and programs, and reports received from regulators.

     In addition to the activities described above, the Audit Committee will perform such other functions as necessary or appropriate under law, the Corporation's charter or By-laws, and the resolutions and other directives of the Board of Directors.

     The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     The duties and responsibilities of a member of the Audit Committee are in addition to those duties generally pertaining to a member of the Board of Directors.

     The Audit Committee will report its actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

-------------------------------------------------
RESULTS OF THE ANNUAL MEETING

  Final officially certified results of voting
at the annual meeting will be available on
our Web site, www.gm.com. To obtain a
transcript of the meeting, stockholders
should write to GM Fulfillment Center, Mail
Code 480-000-FC1, 30200 Stephenson Hwy.,
Madison Heights, MI 48071.
-------------------------------------------------

-------------------------------------------------
ENVIRONMENTAL, HEALTH & SAFETY REPORT

  If you would like a copy of the General
Motors Environmental, Health & Safety Report,
you may obtain it by writing to GM
Fulfillment Center, Mail Code 480-000-FC1,
30200 Stephenson Hwy., Madison Heights, MI
48071 or you may find it at
www.gm.com/ehsreport. This report provides
information on the environmental aspects of
GM's products and operations.
-------------------------------------------------

-------------------------------------------------
IMPORTANT!

  If you vote by mail, you are encouraged to
specify your choices by marking the
appropriate boxes on the enclosed proxy.
However, if you wish to vote in accordance
with the Board of Directors' recommendations,
it is not necessary to mark any boxes. Merely
sign, date and return the proxy in the
enclosed envelope.
------------------------------------------------

Printed on recycled paper

                                         [GM LOGO]

                          GENERAL MOTORS PRODUCTS

                          As a stockholder, you may be
                          interested in the full line of
                          GM products. Check them out
                          at www.gm.com.

           GM              GENERAL MOTORS CORPORATION
          ----            PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                  TUESDAY, JUNE 6, 2000, 9:30 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., Harry J. Pearce, G. Richard Wagoner, Jr., and J. Michael Losh, and each of them as the Proxy Committee, to vote the COMMON STOCK AND CLASS H COMMON STOCK of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, T. E. Everhart,
G. M. C. Fisher, N. Idei, K. Katen, J. W. Marriott, Jr., H. J. Pearce,
E. Pfeiffer, J. F. Smith, Jr., G. Richard Wagoner, Jr., L. D. Ward, and
D. Weatherstone), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters which may come before the 2000 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings plans as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

TO VOTE BY TELEPHONE / INTERNET -- SEE ENCLOSED INSTRUCTIONS.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                              ---------------
                                                                SEE REVERSE
                                                                    SIDE
                                                              ---------------

    PLEASE MARK
/X/ YOUR VOTE
    WITH AN X.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-3 AND "AGAINST" ITEMS 4-9

  This proxy/voting instruction card will be voted
    "FOR" Items 1-3 if no choice is specified.

                                 FOR     WITHHELD
1. Election of Directors         / /       / /


   ----------------------------------------
   For, except vote withheld from the above nominee(s):

                          FOR    AGAINST  ABSTAIN
2. Ratify selection       / /      / /      / /
   of Independent
   Accountants

3. Amend Certificate of   / /      / /      / /
   Incorporation to
   increase authorized
   Class H Common Stock

THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF COMMON STOCK AND CLASS H COMMON STOCK.

-------------------------------------------------------------------------------
              TO VOTE BY TELEPHONE / INTERNET -- SEE INSTRUCTIONS.
-------------------------------------------------------------------------------


This proxy/voting instruction card will be voted
"AGAINST" Items 4-9 if no choice is specified.

                                  FOR    AGAINST  ABSTAIN
 4. Stockholder proposal on       / /      / /      / /
    compensation disclosure

 5. Stockholder proposal to       / /      / /      / /
    limit director pay

 6. Stockholder proposal on       / /      / /      / /
    nominating candidates for
    the Board

 7. Stockholder proposal to       / /      / /      / /
    adopt cumulative
    voting policy

 8. Stockholder proposal on       / /      / /      / /
    independent directors on
    key Board committees

 9. Stockholder proposal on       / /      / /      / /
    independent analysis of
    items in proxy statement


-------------------------------------------------------------------------------
SIGNATURE(S)                                                        DATE
         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

    GM                   GENERAL MOTORS CORPORATION
   ----                PROXY/VOTING INSTRUCTION CARD                  COMMON

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                  TUESDAY, JUNE 6, 2000, 9:30 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., Harry J. Pearce, G. Richard Wagoner, Jr., and J. Michael Losh, and each of them as the Proxy Committee, to vote the COMMON STOCK of the undersigned upon the nominees for Director
(P. N. Barnevik, J. H. Bryan, T. E. Everhart, G. M. C. Fisher, N. Idei,
K. Katen, J. W. Marriott, Jr., H. J. Pearce, E. Pfeiffer, J. F. Smith, Jr.,
G. Richard Wagoner, Jr., L. D. Ward, and D. Weatherstone), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters which may come before the 2000 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings plans as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                               -------------
                                                                SEE REVERSE
                                                                    SIDE
                                                               -------------

    PLEASE MARK                                                       COMMON
/X/ YOUR VOTE
    WITH AN X.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-3 AND "AGAINST" ITEMS 4-9

----------------------------------------------------
  This proxy/voting instruction card will be voted
    "FOR" Items 1-3 if no choice is specified.

                                 FOR     WITHHELD
1. Election of Directors         / /       / /

   ----------------------------------------
   For, except vote withheld from the above nominee(s):

                          FOR    AGAINST  ABSTAIN
2. Ratify selection       / /      / /      / /
   of Independent
   Accountants

3. Amend Certificate of   / /      / /      / /
   Incorporation to
   increase authorized
   Class H Common Stock

THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR
           HOLDINGS OF COMMON STOCK.
---------------------------------------------------


---------------------------------------------------------
   This proxy/voting instruction card will be voted
    "AGAINST" Items 4-9 if no choice is specified.

                                  FOR    AGAINST  ABSTAIN
 4. Stockholder proposal on       / /      / /      / /
    compensation disclosure

 5. Stockholder proposal to       / /      / /      / /
    limit director pay

 6. Stockholder proposal on       / /      / /      / /
    nominating candidates for
    the Board

 7. Stockholder proposal to       / /      / /      / /
    adopt cumulative
    voting policy

 8. Stockholder proposal on       / /      / /      / /
    independent directors on
    key Board committees

 9. Stockholder proposal on       / /      / /      / /
    independent analysis of
    items in proxy statement
---------------------------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

Signature: ____________________________________________ Date ______________

Signature: ____________________________________________ Date ______________

    GM                   GENERAL MOTORS CORPORATION
   ----                PROXY/VOTING INSTRUCTION CARD                 CLASS H

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                  TUESDAY, JUNE 6, 2000, 9:30 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., Harry J. Pearce, G. Richard Wagoner, Jr., and J. Michael Losh, and each of them as the Proxy Committee, to vote the CLASS H COMMON STOCK of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, T. E. Everhart, G. M. C. Fisher, N. Idei,
K. Katen, J. W. Marriott, Jr., H. J. Pearce, E. Pfeiffer, J. F. Smith, Jr.,
G. Richard Wagoner, Jr., L. D. Ward, and D. Weatherstone), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters which may come before the 2000 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings plans as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                               -------------
                                                                SEE REVERSE
                                                                    SIDE
                                                               -------------

    PLEASE MARK                                                     CLASS H
/X/ YOUR VOTE
    WITH AN X.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-3 AND "AGAINST" ITEMS 4-9

----------------------------------------------------
  This proxy/voting instruction card will be voted
    "FOR" Items 1-3 if no choice is specified.

                                 FOR     WITHHELD
1. Election of Directors         / /       / /

   ----------------------------------------
   For, except vote withheld from the above nominee(s):

                          FOR    AGAINST  ABSTAIN
2. Ratify selection       / /      / /      / /
   of Independent
   Accountants

3. Amend Certificate of   / /      / /      / /
   Incorporation to
   increase authorized
   Class H Common Stock

THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR
        HOLDINGS OF CLASS H COMMON STOCK.
---------------------------------------------------


---------------------------------------------------------
    This proxy/voting instruction card will be voted
     "AGAINST" Items 4-9 if no choice is specified.

                                  FOR    AGAINST  ABSTAIN
 4. Stockholder proposal on       / /      / /      / /
    compensation disclosure

 5. Stockholder proposal to       / /      / /      / /
    limit director pay

 6. Stockholder proposal on       / /      / /      / /
    nominating candidates for
    the Board

 7. Stockholder proposal to       / /      / /      / /
    adopt cumulative
    voting policy

 8. Stockholder proposal on       / /      / /      / /
    independent directors on
    key Board committees

 9. Stockholder proposal on       / /      / /      / /
    independent analysis of
    items in proxy statement
---------------------------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

Signature: ____________________________________________ Date ______________

Signature: ____________________________________________ Date ______________

                         VOTE BY TELEPHONE OR INTERNET

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY TELEPHONE:    THERE IS NO CHARGE TO YOU FOR THIS CALL
                    CALL TOLL FREE * ON A TOUCH-TONE TELEPHONE
                              1-877-779-8683 ANYTIME.

       OUTSIDE THE UNITED STATES CALL COLLECT: 1-201-536-8073 ANYTIME.

            YOU WILL BE ASKED TO ENTER THE 14-DIGIT CONTROL NUMBER LOCATED ABOVE YOUR NAME AND ADDRESS ON THE PROXY/VOTING INSTRUCTION CARD AND THE LAST FOUR DIGITS OF YOUR U.S. TAXPAYER IDENTIFICATION (SOCIAL SECURITY) NUMBER.

OPTION A:   To vote as the Board of Directors recommends on ALL items, PRESS 1.

OPTION B:   If you choose to vote on each item separately, PRESS 2.
            You will hear these instructions:

            ITEM 1: To vote FOR ALL nominees, PRESS 1; to WITHHOLD FOR ALL nominees, PRESS 2. To WITHHOLD FOR AN INDIVIDUAL nominee, PRESS 3 and listen to the instructions.

NOMINEES:   (01) P. N. Barnevik; (02) J. H. Bryan; (03) T. E. Everhart;
            (04) G. M. C. Fisher; (05) N. Idei; (06) K. Katen;
            (07) J. W. Marriott, Jr.; (08) H. J. Pearce; (09) E. Pfeiffer;
            (10) J. F. Smith, Jr.; (11) G. R. Wagoner, Jr.; (12) L. D. Ward;
            (13) D. Weatherstone.

            ITEM 2: To vote FOR, PRESS 1; AGAINST, PRESS 2; ABSTAIN, PRESS 3.
                    The instructions are the same for all remaining items to be voted.

            WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

VOTE BY INTERNET:         THE WEB ADDRESS IS HTTP://WWW.EPROXYVOTE.COM/GM

                              THANK YOU FOR VOTING
                                                                    GM-EV-00